=============================================================================
-----------------------------------------------------------------------------



                               CREDIT AGREEMENT

                          DATED AS OF APRIL 9, 1997

                                    AMONG


                       STORAGE TECHNOLOGY CORPORATION,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                                  AS AGENT,

                               SWINGLINE BANK,

                                     AND

                        LETTER OF CREDIT ISSUING BANK


                                     AND


                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                 ARRANGED BY


                         BANCAMERICA SECURITIES, INC.


-----------------------------------------------------------------------------
=============================================================================

                              TABLE OF CONTENTS


Section                                                       Page
-------                                                       ----

ARTICLE I    DEFINITIONS .....................................  1
  1.1        Certain Defined Terms ...........................  1
  1.2        Other Interpretive Provisions ................... 19
  1.3        Accounting Principles ........................... 20

ARTICLE II   THE CREDITS ..................................... 20
  2.1        Amounts and Terms of Commitment ................. 20
  2.2        Loan Accounts ................................... 21
  2.3        Procedure for Borrowing ......................... 21
  2.4        Conversion and Continuation Elections ........... 22
  2.5        Voluntary Termination or Reduction of Commitments 24
             (a) Termination or Reduction of Commitments ..... 24
             (b) Automatic Reduction of Swingline Commitment . 24
  2.6        Optional Prepayments ............................ 24
  2.7        Mandatory Prepayments of Loans; Mandatory
             Commitment Reductions ........................... 25
  2.8        Repayment ....................................... 25
  2.9        Interest ........................................ 25
  2.10       Swingline Loans ................................. 26
  2.11       Fees ............................................ 28
             (a)  Commitment Fees ............................ 28
             (b) Arrangement Fee ............................. 29
  2.12       Computation of Fees and Interest ................ 29
  2.13       Payments by the Borrower ........................ 29
  2.14       Payments by the Banks to the Agent .............. 30
  2.15       Sharing of Payments, Etc. ....................... 31

ARTICLE III  THE LETTERS OF CREDIT ........................... 31
  3.1        The Letter of Credit Subfacility ................ 31
  3.2        Issuance, Amendment and Renewal of Letters of
             Credit .......................................... 32
  3.3        Existing BofA Letters of Credit; Risk
             Participations, Drawings and Reimbursements ..... 34
  3.4        Repayment of Participations ..................... 36
  3.5        Role of the Issuing Bank ........................ 37
  3.6        Obligations Absolute ............................ 38
  3.7        Cash Collateral Pledge .......................... 39
  3.8        Letter of Credit Fees ........................... 39
  3.9        Uniform Customs and Practice .................... 40

ARTICLE IV   TAXES, YIELD PROTECTION AND ILLEGALITY .......... 40
  4.1        Taxes ........................................... 40

Section                                                      Page
-------                                                      ----

  4.2        Illegality ...................................... 42
  4.3        Increased Costs and Reduction of Return ......... 42
  4.4        Funding Losses .................................. 43
  4.5        Inability to Determine Rates .................... 43
  4.6        Survival ........................................ 44
  4.7        Notice of Claims ................................ 44

ARTICLE V    CONDITIONS PRECEDENT ............................ 44
  5.1        Conditions of Initial Credit Extensions ......... 44
             (a) Credit Agreement and Notes .................. 44
             (b) Resolutions; Incumbency ..................... 44
             (c) Organization Documents; Good Standing ....... 45
             (d) Legal Opinions .............................. 45
             (e) Payment of Fees ............................. 45
             (f) Certificate ................................. 45
             (g) Prior Loan Documents ........................ 45
             (h) Other Documents ............................. 45
  5.2        Conditions to All Credit Extensions ............. 45
             (a) Notice, Application ......................... 46
             (b) Continuation of Representations and
                 Warranties .................................. 46
             (c) No Existing Default ......................... 46
             (d) Cash Collateral ............................. 46

ARTICLE VI   REPRESENTATIONS AND WARRANTIES .................. 46
  6.1        Corporate Existence and Power ................... 46
  6.2        Corporate Authorization; No Contravention ....... 47
  6.3        Governmental Authorization ...................... 47
  6.4        Binding Effect .................................. 47
  6.5        Litigation ...................................... 48
  6.6        No Default ...................................... 48
  6.7        ERISA Compliance ................................ 48
  6.8        Use of Proceeds; Margin Regulations ............. 49
  6.9        Title to Properties; Liens ...................... 49
  6.10       Taxes ........................................... 49
  6.11       Financial Condition ............................. 49
  6.12       Environmental Matters ........................... 50
  6.13       Regulated Entities .............................. 50
  6.14       Copyrights, Patents, Trademarks and
             Licenses, Etc. .................................. 50
  6.15       Subsidiaries .................................... 50
  6.16       Insurance ....................................... 51
  6.17       Full Disclosure ................................. 51
  6.18       Projections ..................................... 51

Section                                                      Page
-------                                                      ----

ARTICLE VII  AFFIRMATIVE COVENANTS ........................... 51
  7.1        Financial Statements ............................ 51
  7.2        Certificates; Other Information ................. 52
  7.3        Notices ......................................... 52
  7.4        Preservation of Corporate Existence, Etc. ....... 53
  7.5        Maintenance of Property ......................... 53
  7.6        Insurance ....................................... 53
  7.7        Payment of Obligations .......................... 53
  7.8        Compliance with Laws ............................ 54
  7.9        Compliance with ERISA ........................... 54
  7.10       Inspection of Property and Books and Records .... 54
  7.11       Use of Proceeds ................................. 54
  7.12       Disclosure; Further Assurances .................. 54
  7.13       Financial Covenants ............................. 55
             (a) Maintenance of Consolidated Tangible
                 Net Worth ................................... 55
             (b) Consolidated Net Income ..................... 55
             (c) Consolidated Total Leverage Ratio ........... 55
  7.14       Patents and Permits ............................. 55

ARTICLE VIII NEGATIVE COVENANTS .............................. 56
  8.1        Limitation on Liens ............................. 56
  8.2        Disposition of Assets ........................... 58
  8.3        Consolidations and Mergers ...................... 58
  8.4        Loans and Investments ........................... 59
  8.5        Transactions with Affiliates .................... 60
  8.6        Use of Proceeds ................................. 60
  8.7        Contingent Obligations .......................... 61
  8.8        Restricted Payments ............................. 61
  8.9        ERISA ........................................... 62
  8.10       Change in Business .............................. 62
  8.11       Accounting Changes .............................. 62

ARTICLE IX   EVENTS OF DEFAULT ............................... 62
  9.1        Event of Default ................................ 62
             (a) Non-Payment ................................. 62
             (b) Representation or Warranty .................. 62
             (c) Specific Defaults ........................... 63
             (d) Other Defaults .............................. 63
             (e) Cross-Default ............................... 63
             (f) Insolvency; Voluntary Proceedings ........... 63
             (g) Involuntary Proceedings ..................... 63
             (h) ERISA ....................................... 64

Section                                                      Page
-------                                                      ----

             (i) Monetary Judgments .......................... 64
             (j) Non-Monetary Judgments ...................... 64
             (k) Change of Control ........................... 64
             (l) Adverse Change .............................. 64
  9.2        Remedies ........................................ 64
  9.3        Certain Financial Covenant Defaults ............. 65

ARTICLE X    THE AGENT ....................................... 65
  10.1       Appointment and Authorization; "Agent" .......... 65
  10.2       Delegation of Duties ............................ 66
  10.3       Liability of Agent .............................. 66
  10.4       Reliance by Agent ............................... 66
  10.5       Notice of Default ............................... 67
  10.6       Credit Decision ................................. 67
  10.7       Indemnification of Agent ........................ 68
  10.8       Agent in Individual Capacity .................... 68
  10.9       Successor Agent ................................. 68
  10.10      Withholding Tax ................................. 69

ARTICLE XI   MISCELLANEOUS ................................... 71
  11.1       Amendments and Waivers .......................... 71
  11.2       Notices ......................................... 71
  11.3       No Waiver; Cumulative Remedies .................. 72
  11.4       Costs and Expenses .............................. 72
  11.5       Borrower's Indemnification ...................... 73
  11.6       Payments Set Aside .............................. 74
  11.7       Successors and Assigns .......................... 74
  11.8       Assignments, Participations, Etc. ............... 74
  11.9       Confidentiality ................................. 76
  11.10      Set-off ......................................... 76
  11.11      Automatic Debits of Fees ........................ 76
  11.12      Notification of Addresses, Lending Offices, Etc.  77
  11.13      Counterparts .................................... 77
  11.14      Severability .................................... 77
  11.15      No Third Parties Benefited ...................... 77
  11.16      Governing Law and Jurisdiction .................. 77
  11.17      Waiver of Jury Trial ............................ 78
  11.18      Entire Agreement ................................ 78
  11.19      Certain Closing Date Transitional Matters ....... 78
  11.20      Termination of Prior Loan Documents ............. 79

  SCHEDULES

  Schedule 2.1            Commitments and Pro Rata Shares
  Schedule 2.9(e)         Applicable Margin
  Schedule 2.11(a)        Commitment Fees
  Schedule 3.3(a)         Existing BofA Letters of Credit
  Schedule 6.5            Litigation
  Schedule 6.11           Permitted Liabilities
  Schedule 6.12           Environmental Matters
  Schedule 6.15           Subsidiaries and Minority Interests
  Schedule 6.16           Insurance Matters
  Schedule 8.1(i)         Permitted Liens
  Schedule 8.2            Permitted Dispositions
  Schedule 8.4(f)         Permitted Investments
  Schedule 8.7(e)         Contingent Obligations
  Schedule 11.2           Addresses for Notices; Lending Offices
  Schedule 11.19          Closing Date Transitional Matters

  EXHIBITS

  Exhibit A         Form of Notice of Borrowing
  Exhibit B         Form of Notice of Conversion/Continuation
  Exhibit C         Form of Compliance Certificate
  Exhibit D-1       Form of Legal Opinion of Shearman & Sterling
  Exhibit D-2       Form of Legal Opinion of Internal Borrower's Counsel
  Exhibit E         Form of Assignment and Acceptance
  Exhibit F         Form of Promissory Note

                               CREDIT AGREEMENT
                               ----------------

      This CREDIT AGREEMENT is entered into as of April 9, 1997, among Storage Technology Corporation, a Delaware corporation ("the Borrower"), the several financial institutions from time to time party to this Credit Agreement (individually, a "Bank"; collectively, the "Banks"), and Bank of America National Trust and Savings Association, as swingline bank, letter of credit issuing bank and as agent for the Banks.

      WHEREAS, the Borrower, Storage Technology de Puerto Rico, Inc., the Agent and certain financial institutions (the "Original Banks") were parties to that certain Second Amended and Restated Credit Agreement dated as of March 28, 1996 (as modified, the "Prior Credit Agreement") and certain other documents executed in connection therewith (together with the Prior Credit Agreement, referred to at times as the "Prior Loan Documents);

      WHEREAS, the Borrower has requested that the Agent and the Original Banks terminate the Prior Credit Agreement and the other Prior Loan Documents in order to enter into this Credit Agreement and the Loan Documents with the parties hereto;

      WHEREAS, the Banks are willing to extend certain credit facilities to the Borrower on the basis of this Credit Agreement and the Loan Documents and to facilitate the termination of the Prior Credit Agreement and the other Prior Loan Documents as provided in this Credit Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

    1.1 Certain Defined Terms. The following terms have the following meanings:

           "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or its Subsidiary is the surviving entity.

           "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

           "Agent-Related Persons" means BofA and any successor agent arising under Section 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agent's Payment Office" means the address for payments set forth on Schedule 11.2 or such other address as the Agent may from time to time specify.

           "Agreement" means this Credit Agreement.

           "Applicable Fee Amount" means with respect to the commitment fee payable hereunder, the amount set forth opposite the indicated level below the heading "Commitment Fee" in the pricing grid set forth on
     Schedule 2.11(a) in accordance with the parameters for calculations of such amount also set forth in Section 2.11(a).

           "Applicable Margin" means the amount set forth opposite the indicated level below the heading "Base Rate Spread" or "Offshore Rate Spread," as appropriate, in the pricing grid set forth in Schedule 2.9(e) in accordance with the parameters for calculations of such amount also set forth in Section 2.9(e).

           "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

           "Assignee" has the meaning specified in subsection 11.8(a).

           "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

           "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank and Swingline Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank and Swingline Bank, its status as such will be specifically referenced.

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section101, et seq.).

           "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

           Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" means a Revolving Loan, a Swingline Loan or an L/C Advance, that bears interest based on the Base Rate.

           "BofA" means Bank of America National Trust and Savings Association, a national banking association.

           "Borrower" has the meaning specified in the introductory clause of this Agreement.

           "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Borrower on the same day by the Banks under Article II, or Swingline Loans of the same Type made to the Borrower on the same day by the Swingline Bank under Article II and, in each case, other than for Base Rate Loans, having the same Interest Period.

           "Borrowing Date" means any date on which a Borrowing occurs under
     Section 2.3.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore Dollar interbank market.

           "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

           "Cash Collateralize" means, as provided in Section 3.7 hereof, to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank, the Swingline Bank and the Banks, as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent, the Swingline Bank and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

           "Change of Control" means the occurrence, after the date of this Agreement, of any of the following: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (b) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

           "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of subsection 5.1(e), waived by the Person entitled to receive such payment).

           "Closing Date Percentage" has the meaning specified in Section
     11.19.

           "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

           "Commitment", as to each Bank, has the meaning specified in
     Section 2.1.

           "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

           "Consolidated" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP.

           "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
     (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; (b) with respect to primary obligations of a primary obligor in connection with any synthetic lease or similar off balance sheet lease transaction or securitization transaction (each of (a) and (b) a "Guaranty Obligation"), (c) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (d) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the primary purpose of the contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (e) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof. Notwithstanding anything to the contrary herein, Contingent Obligations shall not include sales of Permitted Receivables (and books, chattel paper, records, and software relating to the Permitted Receivables) sold pursuant to the Permitted Receivables Purchase Facility and recourse or repurchase obligations thereunder.

           "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Conversion/Continuation Date" means any date on which, under
     Section 2.4, the Borrower (a) converts Loans of one Type to another
     Type, or

     (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

           "Credit Extension" means and includes (a) the making of any Revolving Loans or Swingline Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

           "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "Dollars," "dollars" and "$" each mean lawful money of the United States.

           "EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or Net Loss) for such period plus
     (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or Net Loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or Net Loss).

           "Effective Amount" means (a) with respect to any Revolving Loans or Swingline Loans, as the case may be, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans or Swingline Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

           "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and
     (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

           "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

           "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

           "ERISA" means the Employee Retirement Income Security Act of
     1974.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

           "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

           "Event of Default" means any of the events or circumstances specified in Section 9.1.

           "Exchange Act" means the Securities Exchange Act of 1934.

           "Existing BofA Letters of Credit" means the letters of credit described in Schedule 3.3(a).

           "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

           "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

           "Honor Date" means each date that any amount is paid by the Issuing Bank under any Letter of Credit.

           "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

     Notwithstanding anything to the contrary herein, Indebtedness shall not include sales of Permitted Receivables (and books, chattel paper, records and software relating to the Permitted Receivables) sold pursuant to the Permitted Receivables Purchase Facility and recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

           "Indemnified Liabilities" has the meaning specified in
     Section 11.5.

           "Indemnified Person" has the meaning specified in Section 11.5.

           "Independent Auditor" has the meaning specified in subsection
     7.1(a).

           "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

           "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan, (b) as to any Base Rate Loan other than a Swingline Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type, and (c) as to any Base Rate Loans which are Swingline Loans, the Business Day agreed upon by the Borrower and the Swingline Bank which shall not be later than the seventh Business Day following the Borrowing Date thereof; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest

     Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

           "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

                       (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                       (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                       (c) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

           "Investments" has the meaning specified in Section 8.4.

           "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

           "Issuance Date" has the meaning specified in subsection 3.1(a).

           "Issue" means, with respect to any Letter of Credit, to incorporate the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

           "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9.

           "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

           "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

           "L/C Amendment Application" means an application for amendment of outstanding standby or commercial documentary letters of credit, in the form as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall reasonably request.

           "L/C Application" means an application for issuances of standby or commercial documentary letters of credit, in the form as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall reasonably request.

           "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

           "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $75,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

           "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

           "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

           "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Borrower and the Agent.

           "Letters of Credit" means the Existing BofA Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
     Article III.

           "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

           "Loan" means an extension of credit by a Bank or the Swingline Bank to the Borrower under Article II or Article III in the form of a Revolving Loan, Swingline Loan or L/C Advance.

           "Loan Documents" means this Agreement, any Notes, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

           "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

           "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

           "Material Subsidiary" means any Subsidiary that at any time either (a) owns or holds title to 5% or more of the Consolidated assets of the Borrower and its Consolidated Subsidiaries or (b) accounts for 5% or more of the Consolidated revenue of the Borrower and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP.

           "Multicurrency Note Purchase Facility" means the facility pursuant to the Contingent Multicurrency Note Purchase Commitment Agreement dated as of December 12, 1996 (as amended, restated, modified or supplemented from time to time) between Borrower and BofA, whereby BofA has agreed to purchase certain notes of the Borrower subject, in certain cases, to collateralization in cash and other investments.

           "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

           "Net Income" means, with respect to any Person for any period, net income of such Person, as determined by such Person in accordance with GAAP.

           "Net Loss" means, with respect to any Person for any period, negative Net Income of such Person, as determined by such Person in accordance with GAAP.

           "Note" means a promissory note executed by the Borrower in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

           "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

           "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

           "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Bank, the Issuing Bank, the Swingline Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

           "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

     Offshore Rate =                                  LIBOR
                     1.00 - Eurodollar Reserve Percentage

     Where,

           "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100 of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16 of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

           "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

           "Operating Lease" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capital Lease.

           "Operating Loss" of any Person means, as of the date of determination, operating losses as calculated in accordance with GAAP.

           "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

           "Original Bank" has the meaning specified in the recitals hereto.

           "Original Percentage" has the meaning specified in Section 11.19.

           "Participant" has the meaning specified in subsection 11.8(d).

           "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

           "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five
     (5) plan years.

           "Permitted Liens" has the meaning specified in Section 8.1.

           "Permitted Receivable" shall mean at any time a Receivable which constitutes an "account," "chattel paper" or a "general intangible" and any "proceeds" thereof (each as defined in the UCC) and collections thereon, which has been sold by the Borrower to BofA or any of its Affiliates pursuant to the Permitted Receivables Purchase Facility with or without recourse.

           "Permitted Receivables Purchase Facility" shall mean that certain Multicurrency Receivables Transfer Agreement dated January 29, 1996, as amended, between the Borrower and BofA pursuant to which Permitted Receivables may be sold or otherwise transferred by the Borrower to BofA or any Affiliate of BofA, provided, that the aggregate purchase price paid therefor shall not exceed $40,000,000 (with the aggregate face value thereof not to exceed at any time outstanding $50,000,000).

           "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

           "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

           "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "Prior Credit Agreement" has the meaning specified in the recitals hereto.

           "Prior Loan Documents" has the meaning specified in the recitals hereto.

           "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.1 under the heading Pro Rata Share.

           "Receivable" means any right to payment from an account receivable obligor, arising from the sale of goods or services or the licensing of intellectual property rights by the Borrower in the ordinary course of its business.

           "Reportable Event" means, any of the events set forth in
     Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           "Required Banks" means at any time Banks then holding at least 66-2/3% of the aggregate amount of the Commitments or, if no Commitments are outstanding, Banks then having at least 66-2/3% of the then aggregate unpaid principal amount of the Loans (including the Swingline Loans).

           "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "Responsible Officer" means, with respect to the Borrower, the chief executive officer, the president, any vice president, the treasurer, chief operating officer or chief financial officer, assistant treasurer, or the secretary of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, assistant treasurer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

           "Revolving Loan" has the meaning specified in Section 2.1, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

           "Revolving Termination Date" means the earlier to occur of:

                (a)    May 31, 2000; and

                (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

           "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           "Subordinated Indebtedness" means Indebtedness which is expressly subordinated to the Obligations on terms consented to in writing by the Required Banks.

           "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture, trust or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

           "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

           "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

           "Swingline Bank" means BofA.

           "Swingline Commitment" has the meaning specified in
     Section 2.10(a).

           "Swingline Loan" has the meaning specified in Section 2.10(a).

           "Tangible Net Worth" means, with respect to any Person as of any date of determination, Total Assets of such Person as of such date minus Total Liabilities of such Person as of such date and minus the carrying value of (a) goodwill, organizational expenses, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, designs and other intellectual property and licenses therefor and rights therein, and other similar intangibles, (b) all amortizing debt issuance expenses carried as an asset, (c) all reserves carried and not deducted from assets or not reflected as a liability, and (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of any capital stock or any Indebtedness or Contingent Obligation, if no offsetting liability exists with respect to such Indebtedness or Contingent Obligation on the balance sheet of such Person.

           "Taxes" means any and all present or future taxes (including any taxes on any additional amounts required to be paid to the Agent or the Banks), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the

     Agent, respectively, (a) taxes imposed on its income by the United States and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof, and (b) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office, or any political subdivision thereof.

           "Total Assets" of any Person means all property, whether real, personal, tangible, intangible or otherwise, which, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

           "Total Capital" of any Person means the sum of the Consolidated Tangible Net Worth of such Person and Subordinated Indebtedness of such Person. Notwithstanding anything to the contrary herein, Subordinated Indebtedness may only be included in Total Capital to the extent such Subordinated Indebtedness remains subordinated to the Obligations in the manner consented to by the Agent and the Required Banks.

           "Total Leverage Ratio" means, with respect to any Person, the ratio that (i) Total Liabilities less Subordinated Indebtedness of such Person bears to (ii) Total Capital of such Person. Notwithstanding anything to the contrary herein, Subordinated Indebtedness may only be subtracted from Total Liabilities in clause (i) to the extent such Subordinated Indebtedness remains subordinated to the Obligations, in the manner consented to by the Agent and the Required Banks.

           "Total Liabilities" of any Person means all obligations, including, without limitation, all Indebtedness (other than Guaranty Obligations) of such Person, which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities portion of a balance sheet of such Person.

           "Type" has the meaning specified in the definition of "Revolving
     Loan."

           "UCC" means the Uniform Commercial Code as in effect in the State of California.

           "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "United States" and "U.S." each means the United States of America.

           "Wholly Owned Subsidiary" means any corporation in which 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly Owned Subsidiaries, or both; provided that, as to foreign Subsidiaries this definition means any corporation in which at least 99% of the capital stock of each class having ordinary voting power and at least 99% of the capital stock of every other class, at the time as of which any determination is made, in each case is owned beneficially and of record by the Borrower or one or more of the other Wholly Owned Subsidiaries or both.

    1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (a) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (b)    (i)    The term "documents" includes any and all
     instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

                (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent, the Issuing Bank, the Swingline Bank or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

         (g) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Issuing Bank, the Swingline Bank, the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the product of all parties. Accordingly, they shall not be construed against the Banks, the Issuing Bank, the Swingline Bank or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.


                                  ARTICLE II

                                 THE CREDITS
                                 -----------

    2.1 Amounts and Terms of Commitment. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "Commitment" (such amount, inclusive of such Bank's L/C Commitment and, in the case of BofA, its Swingline Commitment, as the same may be reduced under Section 2.5 and Section 2.7 or reduced or increased as a result of one or more assignments under
Section 11.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans, the Effective Amount of all Swingline Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and (ii) the Effective Amount of the Revolving Loans of any Bank and the Effective Amount of all Swingline Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment (except for BofA, but solely with respect to its Swingline Commitment). Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

    2.2 Loan Accounts. (a) The Loans made by each Bank (including the Swingline Bank) and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank (including the Swingline Bank) shall be conclusive absent manifest error of the amount of the Loans made by the Banks (including the Swingline Bank) to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

         (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Notes and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

    2.3 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the Business Day which is the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                      (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof;

                      (B) the requested Borrowing Date, which shall be a Business Day;

                      (C) the Type of Loans comprising the Borrowing; and

                      (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San

Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

         (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

         (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent by (i) wire transfer of immediately available funds to the Borrower at, Harris Trust, ABA No. 071 000 288, Account No. 4191706, for credit to Storage Technology Corporation or such other account as the Borrower shall specify to the Agent or (ii) at the option of the Borrower, by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and, in each case, in like funds as received by the Agent.

         (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than five different Interest Periods in effect.

         (e) Any Notice of Borrowing received after the time noted in subsection 2.3(a) but prior to 5:00 p.m. (San Francisco time) on any Business Day, shall be deemed to have been received prior to 9:00 a.m. (San Francisco time) on the next Business Day.

    2.4 Conversion and Continuation Elections. (a) The Borrower may with respect to its Loans, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Revolving Loans of any other Type; or

                (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base

Rate Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

         (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) with respect to its Revolving Loans at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into Base Rate Loans, specifying:

                   (A) the proposed Conversion/Continuation Date;

                   (B) the aggregate amount of Revolving Loans to be converted or continued;

                   (C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

                   (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans of the Borrower, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have Loans converted into or continued as an Offshore Rate Loans.

         (f) After giving effect to any conversion or continuation of Revolving Loans, unless the Agent shall otherwise consent, there may not be more than five different Interest Periods for all Loans in effect.

    2.5    Voluntary Termination or Reduction of Commitments.

         (a) Termination or Reduction of Commitments. The Borrower may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased or reinstated. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share. If and to the extent specified by the Borrower in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Commitments shall be paid on the effective date of such termination.

         (b) Automatic Reduction of Swingline Commitment. At no time shall the Swingline Commitment exceed the combined amount of all Commitments, and any reduction of the combined amount of all Commitments which reduces the combined amount of all Commitments below the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Commitments, as so reduced, without any action on the part of the Swingline Bank.

    2.6 Optional Prepayments. Subject to Section 4.4, the Borrower may, at any time or from time to time, upon delivery of an irrevocable Notice of Prepayment to the Agent prior to 9:00 a.m. (San Francisco time) (a) not less than three Business Days prior to the date of prepayment in the case of Offshore Rate Loans, and (b) the same day as the date of prepayment in the case of Base Rate Loans,

                (i) ratably prepay Revolving Loans in whole or in part, in minimum amounts of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, and

                (ii) prepay in whole or in part Swingline Loans, in amounts of $1,000,000 or any integral multiple of $100,000 in excess thereof, or in other amounts with the consent of the Swingline Bank.

           Any notice of prepayment received after 9:00 a.m. (San Francisco time) on a Business Day but prior to 5:00 p.m. (San Francisco time) on such Business Day shall be deemed to have been given prior to 9:00 a.m. (San Francisco time) on the next Business Day. Any such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.

           The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment other than for prepayments of Swingline Loans. If any such notice is given the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

    2.7 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. If on any date on or prior to the Revolving Termination Date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment. Subject to
Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans and Swingline Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, L/C Advances and Swingline Loans (as necessary) by an amount equal to the applicable excess. Additionally, to the extent the Borrower receives any payments with respect to purchases of Permitted Receivables under the Permitted Receivables Purchase Facility from BofA or any Affiliate, such payments shall be immediately used, without demand or notice from any Person, by the Borrower to prepay the amount of Revolving Loans, L/C Advances and Swingline Loans (as necessary) by the amounts of any such payments.

    2.8 Repayment. The Borrower agrees to repay to the Banks on the Revolving Termination Date the aggregate principal amount of its Loans (together with accrued interest and fees thereon) outstanding on such date. Additionally, with respect to Swingline Loans, the Borrower agrees to repay to the Swingline Bank the principal amount of each Swingline Loan (together with accrued interest and fees thereon) no later than the seventh Business Day after the date each such Swingline Loan was made.

    2.9 Interest. (a) Each Revolving Loan and Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate as the case may be (provided that with respect to Swingline Loans interest shall only be at the Base Rate unless and until the Swingline Bank agrees to a different basis pursuant to Section 2.10(a)) and subject also to the Borrower's right to convert to other Types of Revolving Loans under
Section 2.4), plus the Applicable Margin.

         (b) Interest on each Revolving Loan and Swingline Loan of the Borrower shall be paid by the Borrower in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a fluctuating rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a fluctuating rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

         (e) Subject to the effect of subsection 2.9(a), the Applicable Margin will be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.9(e) based on the most recent Compliance Certificate delivered by the Borrower pursuant hereto. Such determination shall be based on the calculations of the Borrower's EBITDA (on a rolling four-quarter basis) and Consolidated Total Liabilities to Consolidated Tangible Net Worth set forth in such Compliance Certificate and shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter.

           The initial Applicable Margin, applicable from the Closing Date to the date of delivery of the first Compliance Certificate hereunder, shall be as set forth in the Note to Schedule 2.9(e).

    2.10   Swingline Loans.

         (a) Subject to the terms and conditions hereof, the Swingline Bank severally agrees to make a portion of the combined Commitments available to the Borrower by making swingline loans (individually, a "Swingline Loan"; collectively, the "Swingline Loans") to the Borrower on any Business Day during the period from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Bank's outstanding Revolving Loans, may exceed the Swingline Bank's Commitment (the amount of such commitment of the Swingline Bank to make Swingline

Loans to the Borrower pursuant to this subsection 2.10(a), as the same shall be reduced pursuant to subsection 2.5(b) and Section 2.7 or as a result of any assignment pursuant to Section 11.8, the Swingline Bank's "Swingline Commitment"); provided, that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the total of all Commitments, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than an aggregate of three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times be Base Rate Loans unless otherwise agreed to by the Swingline Bank in its sole discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.10(a), prepay pursuant to Section 2.6 and reborrow pursuant to this subsection 2.10(a).

         (b) Each borrowing of a Swingline Loan shall be made upon the Borrower's irrevocable written notice to the Agent (with a copy to the Swingline Bank) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder specifying (i) the amount to be borrowed, and (ii) the requested Borrowing date, which must be a Business Day (which notice must be received by the Swingline Bank and the Agent prior to 9:00 a.m. (San Francisco time) on the requested Borrowing date; any notice received by the Swingline Bank after 9:00 a.m. (San Francisco time) on a Business Day but before 5:00 p.m. (San Francisco time) on such Business Day shall be deemed to be received by 9:00 a.m. (San Francisco time) on the next Business Day).

           Upon receipt of the Notice of Borrowing, the Swingline Bank will immediately confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Notice of Borrowing from the Borrower and, if not, the Swingline Bank will provide the Agent with a copy thereof.

           Unless the Swingline Bank has received notice prior to 11:30 a.m. on such Borrowing date from the Agent or any Bank (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of subsection 2.10(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 12:30 p.m. (San Francisco time) on the Borrowing date specified in such Notice, make the amount of its Swingline Loan available to the Agent for the account of the Borrower at the Agent's Payment Office in funds immediately available to the Agent. The proceeds of such Swingline Loan will then be made available to the Borrower by (i) wire transfer of immediately available funds to the Borrower at, Harris Trust, ABA No. 071 000 288, Account No. 4191706, for credit to Storage Technology Corporation or such other account as the Borrower shall specify to the Agent or (ii) at the option of the Borrower by the Agent crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Swingline Bank and in like funds as received by the Agent. Each Borrowing pursuant to this Section shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof, unless otherwise agreed by the Swingline Bank.

         (c) The Borrower agrees to repay any Swingline Loan to the Swingline Bank when required by Section 2.8.

         (d) If any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans, then the Agent shall be deemed to have received a Notice of Borrowing from the Borrower pursuant to Section 2.3 requesting that Base Rate Loans be made pursuant to
Section 2.1 on the first Business Day subsequent to the date of such notice from the Swingline Bank in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; provided, that such Base Rate Loans shall be made notwithstanding the Borrower's failure to comply with subsections 5.2(b) and 5.2(c); and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this subsection 2.10(d), each Bank agrees that in lieu of making Revolving Loans as described in this subsection 2.10(d), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.10(d) shall be deemed waived with respect to such Swingline Loans. The proceeds of such Base Rate Loans, or participations purchased, shall be applied to repay such Swingline Loans.

           A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.10(d) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Agent to the Borrower. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.10(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Borrower or any other Person for any reason whatsoever;
(2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

    2.11 Fees. (a) Commitment Fees. In addition to certain fees described in Section 3.8, the Borrower agrees to pay to the Agent for the ratable account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the amount set forth in the next paragraph. For purposes of calculation of such unused portion of a Bank's Commitment, (i) the making of any Swingline Loans shall not be considered a use of a portion of the Swingline Bank's Commitment, and

(ii) each Bank's Commitment shall be considered used on any date to the extent of its participation on such date in any Letter of Credit and any L/C Advance made by it (exclusive of any Swingline Loans).

           Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on (A) the last Business Day of the period ending on June 30, 1997, (B) on the last Business Day of each calendar quarter commencing after June 30, 1997 and (C) on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5 or Section 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

           For the period from the Closing Date through the Business Day when the Agent receives the Borrower's Compliance Certificate for the fiscal period ending March 28, 1997, the Applicable Fee Amount will be 0.200%. Thereafter, the Applicable Fee Amount will be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.11(a) based on the most recent Compliance Certificate of the Borrower delivered by the Borrower pursuant hereto. Such determination shall be based on the calculations of the Borrower's EBITDA (on a rolling four-quarter basis) and Consolidated Total Liabilities to Consolidated Tangible Net Worth set forth in such Compliance Certificate of the Borrower and shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter as provided herein.

         (b) Arrangement Fee. The Borrower will pay the Agent and Arranger such other fees as are set forth in that certain fee letter dated March 7, 1997.

    2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

    2.13 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the

Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 10:30 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:30 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

    2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

    2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of each the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                            THE LETTERS OF CREDIT
                            ---------------------

    3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, that the Issuing Bank shall not Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans plus the Effective Amount of all Swingline Loans of such Bank exceeds such Bank's Commitment, or (3)the

Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

         (b)    The Issuing Bank shall not Issue any Letter of Credit if:

                (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall otherwise impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                (ii) the Issuing Bank has received written notice from any Bank (and the Required Banks concur with the determination of such Bank) or the Agent, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that no further Letters of Credit are to be issued due to a continuing failure to meet one or more of the applicable conditions contained in Article V and such notice has not expired or been withdrawn by the applicable Bank and/or the Agent;

                (iii) the expiry date of any requested Letter of Credit is more than 360 days after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank for extensions of credit; or

                (v) such Letter of Credit is in a face amount less than $50,000 or to be denominated in a currency other than Dollars.

    3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance.
Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately by an original writing in the mail, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof (which beneficiary may be a Bank or an Affiliate of a Bank); (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) if such Letter of Credit will be a standby or commercial documentary Letter of Credit; and (viii) such other matters as the Issuing Bank may require.

         (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

         (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and
(iv) such other matters as the Issuing Bank may require. The Issuing Bank shall not amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

         (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall not renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.

           If any outstanding Letter of Credit for the account of the Borrower shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and, notwithstanding anything in this Agreement to the contrary, the Borrower and the Banks hereby authorize such renewal and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal; provided, however, that the aggregate principal amount of all such automatically renewable Letters of Credit shall not exceed $3,000,000, which amount shall be a sublimit within the L/C Commitment.

         (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

         (f) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

    3.3 Existing BofA Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(b), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1 and subsection 2.11(a), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

         (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

         (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the Issuing Bank in Dollars in same day funds (i) by no later than 3:30 p.m. (San Francisco time) on each Honor Date if the Issuing Bank notifies the Borrower of a request for a drawing prior to 11:00 a.m. (San Francisco time) on such Honor Date and (ii) by no later than 11:00 a.m. (San Francisco time) on the day immediately following each Honor Date if the Issuing Bank notifies the Borrower of a request for drawing after 11:00 a.m. (San Francisco time) on such Honor Date, in an amount equal to the amount so paid by the Issuing Bank.

           In the event that the Issuing Bank notifies the Borrower before 11:00 a.m. (San Francisco time) on the Honor Date and the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 3:30 p.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.2. In the event that the Borrower receives notice from the Issuing Bank after 11:00 a.m. (San Francisco time) and does not reimburse by 11:00 a.m. (San Francisco time) the day immediately following, the Issuing Bank will promptly notify the Agent, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks as of the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.2. The Agent shall promptly notify the Banks of the occurrence of such a Base Rate Loan and the Banks shall thereupon advance their Pro Rata Shares of such Base Rate Loan.

           Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (d)    Each Bank shall upon any notice pursuant to subsection
3.3(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, and the participating Banks shall (subject to subsection 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. Interest shall accrue on each Bank's obligation to participate in any Base Rate Loan deemed disbursed pursuant to Section 3.3(c) from the Honor Date to the date such Bank makes payment pursuant to this Section 3.3(d), at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. For the avoidance of doubt, any Base Rate Loan deemed disbursed under Section 3.3(c) shall for all purposes, including the obligation of the Banks to participate in such Base Rate Loan, be deemed made as of the Honor date and not the date of notice of the Agent.

         (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

         (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this
Section 3.3 is subject to the conditions set forth in Section 5.2.

    3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the

Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

         (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

    3.5 Role of the Issuing Bank. (a) Each Bank and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates or other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

         (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
(vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the

Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

    3.6 Obligations Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided, that, notwithstanding the foregoing, the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

    3.7 Cash Collateral Pledge. (i)(A) Upon the request of the Agent, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) unless otherwise consented to by the Banks, if, as of the Revolving Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.7 requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to such L/C Obligations. The Borrower hereby grants the Agent, for the benefit of the Agent, the Issuing Bank, the Swingline Bank and the Banks, a security interest in all such cash and deposit account balances. Cash Collateral shall be maintained by the Agent in blocked, interest bearing deposit accounts at BofA. After the Revolving Termination Date the Issuing Bank may exercise a right of set off with respect to any such Cash Collateral deposits it holds and may use such funds to satisfy drawings under Letters of Credit. Unless otherwise agreed to by the Banks, all such Cash Collateral (inclusive of accrued interest thereon) shall be returned to the Borrower only when the L/C Commitment has terminated, all Letters of Credit have been cancelled and no L/C Obligations are outstanding.

    3.8 Letter of Credit Fees. (a) The Borrower agrees to pay to the Agent for the benefit of the Banks Letter of Credit fees. The Letter of Credit fee shall be equal to (i) the rate per annum determined as being the Applicable Margin for Offshore Rate Loans from time to time multiplied by
(ii) the average daily maximum amount available to be drawn of the outstanding Letters of Credit. The Letter of Credit fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Termination Date, and on the date when the last Letter of Credit expires.

         (b) The Borrower agrees to pay to the Agent for the benefit of the Banks an issuance fee for each commercial documentary Letter of Credit Issued hereunder equal to the greater of (i) $250 and (ii) 0.125% of the face amount of such commercial documentary Letter of Credit, payable on the date of Issuance of each such commercial documentary Letter of Credit.

         (c) The Borrower shall pay to the Issuing Bank, for its account, quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Termination Date and on the date when the last Letter of Credit expires, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to .075% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit.

         (d) The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

    3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                  ARTICLE IV

                   TAXES, YIELD PROTECTION AND ILLEGALITY
                   --------------------------------------

    4.1 Taxes. (a) Any and all payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Taxes.

         (b) If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                (ii) the Borrower shall make such deductions and withholdings; and

                (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (c) The Borrower agrees to indemnify and hold harmless each Bank for the full amount of Taxes in the amount (without duplication of other amounts paid pursuant to this Section 4.1) that the respective Bank specifies as necessary to preserve the after-tax yield (which after tax yield is intended to compensate each Bank for Taxes deducted or withheld pursuant to this Section 4.1 and additional Taxes imposed on amounts payable pursuant to this Section 4.1) the Bank would have received if such Taxes had not been imposed, and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor, which demand shall specify in reasonable detail the basis for such demand.

         (d) Within 30 days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to such Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

         (e) Without affecting its rights under this Section 4.1 or any provision of this Agreement, the Agent, each Bank, the Swingline Bank and the Issuing Bank agree that if any Taxes are imposed and required by law to be paid or to be withheld from any amount payable to such Bank or its Lending Office, the Swingline Bank or the Issuing Bank, as the case may be, with respect to which the Borrower would be obligated pursuant to this Section 4.1 to increase any amounts payable to such Bank, the Swingline Bank or the Issuing Bank, as the case may be, or to pay any such Taxes, such Bank shall use reasonable efforts to select an alternative Lending Office, the Swingline Bank shall use reasonable efforts to select an alternative office for purposes of making and receiving payments in respect of Swingline Advances, and the Issuing Bank shall use reasonable efforts to select an alternative office for purposes of issuing and receiving payments in respect of Letters of Credit, as the case may be, which would not result in the imposition of such Taxes; provided, however, that none of the Agent, the Banks, the Swingline Bank or the Issuing Bank shall be obligated to select any such alternative office if such Bank, the Swingline Bank or the Issuing Bank, as the case may be, determines that (i) as a result of such selection it would be in violation of an applicable law, regulation, or treaty, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank, the Swingline Bank or the Issuing Bank, as the case may be.

         (f) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within the 30 day period commencing on the day that the Borrower receives a demand for the payment of Taxes from any Bank pursuant to this Section 4.1, demand that the Bank making such demand be replaced with a Person that is an Eligible Assignee selected by the Borrower and subject to consent by the Agent. Upon any such demand by the Borrower, if the Agent shall have consented to the Eligible Assignee selected by the Borrower (provided that should such Eligible Assignee be a Bank, such Bank shall also have consented to such selection), the Bank that made a demand pursuant to this Section 4.1 shall execute and deliver an Assignment and Acceptance to the Agent pursuant to which such Bank shall assign all of its rights and obligations under this Agreement and the other Loan Documents to the Eligible Assignee selected by the Borrower.

    4.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Borrower through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Any Bank notifying the Borrower of such a suspension of its obligation to make Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such obligation.

         (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan. Any Bank making such a demand for prepayment of Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such demand.

    4.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority having jurisdiction over the Banks or (ii) the compliance by any Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), promptly (and in any event within 30 days) pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

         (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Agent, the Borrower shall promptly (and in any event within 30 days) pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

    4.4 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank sustains or incurs as a consequence of:

         (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

         (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

         (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

    4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to
Section 2.9 for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Agent or any

Bank of funding such Loans, the Agent will promptly so notify the Borrower and each Bank and will provide such Persons with reasonable documentation supporting such determination. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

    4.6    Survival.  The agreements and obligations of the Borrower in this
Article IV shall survive the payment of all other Obligations.

    4.7 Notice of Claims. The Agent or the appropriate Bank will notify the Borrower in writing of its claims under Article IV within 180 days after any officer of the Agent or such Bank having principal responsibility for monitoring the Borrower's performance of its obligations under the Loan Documents has actual knowledge of facts giving rise to a claim under
Article IV.

                                 ARTICLE V

                            CONDITIONS PRECEDENT
                            --------------------

    5.1 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank (other than the Notes to be delivered pursuant to Section 5.1(a)):

         (a) Credit Agreement and Notes. This Agreement and Notes executed by the Borrower for Banks requesting Notes.

         (b)    Resolutions; Incumbency.

                (i) Copies of the resolutions of the board of directors of the Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

                (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) Organization Documents; Good Standing. Each of the following documents:

                (i) the articles or certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

                (ii) a good standing and tax good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and from the State of Colorado;

         (d) Legal Opinions. Opinions of Shearman & Sterling and internal counsel to the Borrower addressed to the Agent and the Banks, substantially in the forms of Exhibit D-1 and Exhibit D-2, respectively.

         (e) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.4 and any fronting fees for the Existing BofA Letters of Credit, provided that the Borrower shall have been given reasonably detailed bills for the fees and services of the Agent's legal counsel at least one Business Day prior to the Closing Date if it is to pay such fees and expenses on the Closing Date;

         (f) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating that:

                (i)    the representations and warranties contained in
     Article VI are true and correct on and as of such date, as though made on and as of such date;

                (ii) no Default or Event of Default exists or would result from the initial Borrowing.

         (g) Prior Loan Documents. Evidence reasonably satisfactory to the Banks that the loans (other than the Existing Letters of Credit), all interest thereon and all other amounts owed to the Agent or the Banks under the Prior Loan Documents have been repaid in full.

         (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

    5.2 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving
Loan) or to continue or convert any Revolving Loan under Section 2.4 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

         (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

         (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date; and

         (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

         (d) Cash Collateral. With regard to any Letter of Credit, such Letter of Credit has been cash collateralized to the extent required by and in accordance with this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.2 are satisfied.


                                 ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

     The Borrower represents and warrants to the Agent and each Bank that:

    6.1 Corporate Existence and Power. The Borrower and each of its Material Subsidiaries:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and, in the case of the Borrower, perform its obligations under the Loan Documents;

         (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or good standing; and

         (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is party, have been duly authorized by all necessary corporate action, and do not:

         (a) contravene the terms of any of such the Borrower's Organization Documents;

         (b) conflict with or result in any breach or contravention of any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, except where such conflict, breach or contravention would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person;

         (c) violate any Requirement of Law except, in each case, where any such contravention, conflict, breach, or violation would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person; or

         (d)    result in the creation of any Lien.

    6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or current enforcement against, the Borrower or any of its Material Subsidiaries of the Agreement or any other Loan Document.

    6.4 Binding Effect. This Agreement and each other Loan Document to which the Borrower is a party constitute (or, when duly executed and delivered, shall constitute) the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms and claims under this Agreement and each Loan Document will rank at least pari passu with the claims of other unsecured creditors, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    6.5 Litigation. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

         (a) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    6.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

    6.7    ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.
Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 7.11 and Section 8.6. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    6.9 Title to Properties; Liens. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date the property (real or personal, tangible or intangible) of the Borrower and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

    6.10 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal and other material tax returns and reports required to be filed, and have paid or caused to be paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (ii) those for which the failure to pay would not have a Material Adverse Effect. To the Borrower's knowledge, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

    6.11 Financial Condition. (a) The audited Consolidated financial statements of the Borrower and its Subsidiaries dated December 27, 1996, and the related Consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (b)    Since December 27, 1996, there has been no Material Adverse
Effect.

    6.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    6.13 Regulated Entities. Neither the Borrower, nor any Person controlling the Borrower, nor any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

    6.14 Copyrights, Patents, Trademarks and Licenses, Etc. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective material businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Material Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
Schedule 6.5, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    6.15 Subsidiaries. The Borrower (a) has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.15 hereto as of the Closing Date and (b) has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.15 except, in each case, for Subsidiaries created and equity investments made after the Closing Date and otherwise permitted by this Agreement.

    6.16 Insurance. Except as specifically disclosed in Schedule 6.16, the properties of the Borrower and its Material Subsidiaries are insured with, to the best knowledge of the Borrower, financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Material Subsidiary operates.

    6.17 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that nothing in this Section 6.17 shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

    6.18 Projections. All projections forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower or such Subsidiary's best estimate of its future financial performance, operations and results.


                                 ARTICLE VII

                            AFFIRMATIVE COVENANTS
                            ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

    7.1 Financial Statements. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Banks, with sufficient copies for each Bank:

         (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such Consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records;

         (b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries.

    7.2 Certificates; Other Information. The Borrower shall furnish to the Agent with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

         (c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

    7.3    Notices.  The Borrower shall promptly notify the Agent and each
Bank:

         (a) after a Responsible Officer of the Borrower knows or has reason to know of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance for which it is reasonably foreseeable that such event or circumstance will become a Default or Event of Default;

         (b) after a Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred, with a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate proposes to take with respect thereto; and

         (c) of any material change in accounting policies or financial reporting practices by the Borrower or any of its Consolidated Subsidiaries.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

    7.4 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Material Subsidiary to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (a) if in the reasonable business judgment of the Borrower or such Material Subsidiary, it is in its best economic interest not to preserve or maintain such rights, privileges, qualification, permits, licenses or franchises and (b) unless no Material Adverse Effect could result.

    7.5 Maintenance of Property. The Borrower shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its material property (including, without limitation, equipment) which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

    7.6 Insurance. The Borrower shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

    7.7 Payment of Obligations. The Borrower shall, and shall cause each Material Subsidiary to, pay and discharge before the same shall become delinquent:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Material Subsidiary; and

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

    7.8 Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including Environmental laws and the federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    7.9 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

    7.10 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and the assets and business of the Borrower and such Material Subsidiary. During the continuance of any Event of Default, the Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of each the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to each the Borrower.

    7.11 Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

    7.12   Disclosure; Further Assurances.

         (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent and the Banks by or on behalf of the Borrower and concerning the Borrower do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof; provided that nothing in this Section 7.12(a) shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

         (b) The Borrower shall ensure that all projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower in connection with the Loan Documents are prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in the light of conditions existing at the time of delivery of such forecasts, and represent, at the time of delivery, the Borrower or such Subsidiary's best estimate of its future financial performance, operations and results.

         (c) The Borrower shall provide such other documentation and cooperation as the Agent or the Required Banks reasonably request in connection with the exercise by the Agent and the Banks of their rights and remedies under the Loan Documents.

    7.13 Financial Covenants. The Borrower will, unless the Required Banks shall otherwise consent in writing:

         (a) Maintenance of Consolidated Tangible Net Worth. Maintain as at the end of each fiscal quarter a Consolidated Tangible Net Worth of the Borrower and its Subsidiaries of not less than at any time the amount that is, (i)(A) 85% of Consolidated Tangible Net Worth as at fiscal quarter ending December 27, 1996, plus (B) 75% of Consolidated Net Income (excluding any Consolidated Net Loss) of the Borrower and its Subsidiaries earned in each fiscal quarter after such December 27, 1996 fiscal quarter, plus (C) 75% of the amount of all proceeds (net of costs and expenses) received pursuant to the issuance of any equity securities issued by the Borrower after such December 27, 1996 fiscal quarter (excluding proceeds of any issuance made for the purposes of fulfilling an employee stock purchase plan or compensatory option plan), plus (D) 100% of the face amount of any Subordinated Indebtedness that is converted into stock of the Borrower after such December 27, 1996 fiscal quarter.

         (b) Consolidated Net Income. Not permit (i) any Consolidated Net Loss or Consolidated Operating Loss of the Borrower and its Subsidiaries to occur for each of any two consecutive fiscal quarters (calculated as of the last day of each such fiscal quarter); or (ii) Consolidated Net Loss or Consolidated Operating Loss of the Borrower and its Subsidiaries for any fiscal quarter to be greater than $25,000,000.

         (c) Consolidated Total Leverage Ratio. Not permit as at each fiscal quarter end a Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries of greater than 0.80:1.00.

    7.14 Patents and Permits. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain all permits, licenses, consents or other approvals of any Government Authority or any Person and (ii) maintain in full force and effect and protect patents, trademarks, tradenames or other intellectual property rights, the failure of which to maintain or protect would result in a Material Adverse Effect.

                                ARTICLE VIII

                             NEGATIVE COVENANTS
                             ------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

    8.1 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) Liens for taxes, assessments or governmental charges or levies, and to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) Liens imposed by law, such as materialman's, mechanic's, carrier's, workman's, and repairman's Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 45 days or which are being contested in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (c) pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or trade contracts entered into in the ordinary course of business or of public or nondelinquent statutory obligations, bids, or appeal bonds;

         (d) Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser principal amount, provided that no such Lien shall extend to or cover any property other than the property being acquired or constructed and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

         (e) Liens consisting of the interest of a lessor upon any assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease and provided that such Capital Lease is otherwise permitted hereunder;

         (f) zoning restrictions, easements, licenses, landlord's Liens or restrictions on the use of any real property occupied by the Borrower or its Subsidiaries, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

         (g) Liens associated with judgments and awards to the extent such judgments and awards do not create an Event of Default under subsection 9.1(i) hereof;

         (h) Liens in favor of the issuer of a documentary commercial letter of credit, provided, that such Liens are limited exclusively to the goods covered by such letter of credit;

         (i) Liens listed on Schedule 8.1(i) securing Indebtedness outstanding on the Closing Date;

         (j) Liens consisting of the interest of a lessor under Operating Leases made in the ordinary course of business, or existing on property leased by the Borrower or its Subsidiaries under an Operating Lease in the ordinary course of business;

         (k) Liens in connection with the Permitted Receivables Purchase Facility (including liens on Permitted Receivables, software, chattel paper, books and records related to the Permitted Receivables);

         (l) Liens securing borrowings by the Borrower against life insurance policies under which it is the beneficiary in an aggregate amount not to exceed $40,000,000;

         (m) Liens in connection with the Borrower's credit card processing program in an aggregate amount not to exceed $20,000,000;

         (n) Consensual Liens not described in subclauses (a) through (m) above that; (i) relate to liabilities other than borrowed money debt (including Liens incurred in connection with sales and leasebacks of the Borrower's assets) and securing obligations not in excess of $30,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together, or (ii) secure obligations not in excess of $15,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together; provided that no Liens otherwise permitted by clause (ii) shall be permitted against Receivables or inventories of the Borrower or its Subsidiaries; and provided further that the obligations secured by Liens permitted pursuant to clauses (i) and (ii) shall at no time, in the aggregate, exceed $30,000,000; and

         (o) Liens with respect to collateral (whether in cash, letters of credit or other investments) provided in connection with the Multicurrency Note Purchase Facility; provided that at no time shall the collateral with respect to the Multicurrency Note Purchase Facility exceed, in the aggregate, $125,000,000.

           Additionally, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement or any other Loan Document) prohibiting the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

    8.2 Disposition of Assets. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

         (a) dispositions of inventory, or used, worn-out, obsolete or surplus equipment or other assets not practically usable in the business of the Borrower, all in the ordinary course of business;

         (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

         (c) dispositions of assets in the ordinary course of business by the Borrower or any of its Subsidiaries to the Borrower or any other of its Subsidiaries pursuant to reasonable business requirements;

         (d) dispositions of Permitted Receivables (including software, books and records related to Permitted Receivables) pursuant to the Permitted Receivables Purchase Facility;

         (e) dispositions in connection with a sale/leaseback transaction involving real or personal property of the Borrower or its Subsidiaries; provided, that any such sale/leaseback transaction is otherwise permitted under this Agreement; and

         (f) dispositions not otherwise permitted hereunder; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year $60,000,000; and

         (g)    dispositions listed on Schedule 8.2.

    8.3 Consolidations and Mergers. The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or acquire all or substantially all of the assets of, any Person, except:

         (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary.

           Nothing in this Section 8.3 shall prevent the Borrower or any of its Subsidiaries from merging with, or acquiring all or substantially all of the assets of any Person if (i) with respect to a merger, the Borrower or such Subsidiary party to such merger is the surviving entity of such merger, and (ii) the total assets (including securities and all other assets) so acquired, together with the total assets for all such transactions occurring after the Closing Date (in each case as measured on the effective date of such merger or acquisition), do not exceed an amount greater than 20% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries as such Consolidated Tangible Net Worth is determined as of the last day of the fiscal quarter ending immediately prior to the closing of such merger or acquisition, and (iii) the merger or acquisition involves an entity engaged in a similar business to that of the Borrower or in a business within the Borrower's strategic plans; and (iv) no Default or Event of Default has occurred or would occur from such merger or acquisition.

           If any Acquisition or Investment is hostile, no proceeds of any Loan or Letter of Credit may be used, directly or indirectly, therefor ("hostile" for purposes of this sentence meaning the prior effective written consent of the board of directors or equivalent governing body of the acquiree is not obtained).

    8.4 Loans and Investments. The Borrower shall not purchase or acquire, or suffer or permit any Material Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, but excluding Acquisitions, "Investments"), except for:

         (a) Investments held by the Borrower or any Material Subsidiary in the form of cash equivalents;

         (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (c) extensions of credit by the Borrower to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

         (d) (i) Investments in any distributor of the Borrower's products or any supplier of raw materials or services useful to the business of the Borrower and its Subsidiaries (other than the acquisition of such Person by the Borrower or its Subsidiaries), or in any partnership or corporation with others, (ii) Joint-Ventures and (iii) other Investments, provided, that (A) the book value (as to the Borrower) of any such Investment or Joint-Venture, together with such value of all prior Investments or Joint-Ventures described in clauses (i) through (iii) of this Section 8.4(d) undertaken by the Borrower and its Subsidiaries after the Closing Date, shall not exceed at the time of such Investment or Joint Venture, 15% of Consolidated Tangible Net Worth as calculated as of the most recent fiscal quarter prior to such Investment or Joint-Venture, (B) such Investments and Joint-Ventures are undertaken in accordance with all applicable Requirements of Law and (C) immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or be continuing;

         (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

         (f) Investments complying with the investment policy for the Borrower and its Subsidiaries described on Schedule 8.4(f), as such schedule may be amended from time to time;

         (g) contributions, loans or advances to, or guarantees of, the Borrower or any Subsidiary in connection with the Permitted Receivables Purchase Facility; and

         (h) loans to employees of the Borrower or any of its Subsidiaries (i) not to exceed $20,000,000, exclusive of any loans permitted pursuant to clause (ii), (valued without regard to any write-down due to uncollectability) at any one time outstanding for all such loans to all employees of the Borrower and its Subsidiaries in the aggregate, or (ii) in the ordinary course of business with respect to travel and relocation expenses.

    8.5 Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except (i) transactions upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Material Subsidiary and
(ii) transactions between Material Subsidiaries of the Borrower and transactions between the Borrower and its Material Subsidiaries on terms fair and reasonable to all interested parties and undertaken by all such parties in good faith and in the ordinary course of business.

    8.6 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock,

(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

    8.7 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b)    Permitted Swap Obligations;

         (c) L/C Obligations in favor of BofA or any Affiliate of BofA in connection with the Permitted Receivables Purchase Facility;

         (d) Contingent Obligations in favor of BofA or any Affiliate of BofA including, without limitation, in the form of recourse to the Borrower or guaranties by the Borrower in connection with the Permitted Receivables Purchase Facility or the Multicurrency Note Purchase Facility;

         (e) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.7(e) and any renewals, extensions or modifications thereof so long as the aggregate amount of such Contingent Obligations does not increase from the amount existing on the Closing Date;

         (f) Contingent Obligations incurred in the ordinary course of business and not exceeding at any time $30,000,000 in the aggregate in respect of the Borrower and its Subsidiaries together;

         (g)    Contingent Obligations arising under the Loan Documents;

         (h) Contingent Obligations arising in connection with Indebtedness of any Subsidiary of the Borrower, provided, that such Indebtedness is otherwise permitted by this Credit Agreement; and

         (i) Contingent Obligations of the Borrower pursuant to guaranties in favor of Leasetec Corporation and other leasing partners (or any of their successors or assigns) so long as the aggregate amount thereof does not exceed at any time $50,000,000.

    8.8 Restricted Payments. The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, except that the Borrower may (so long as there is no Default or Event of Default):

         (a) declare and make dividend payments or other distributions payable solely in its common stock; and

         (b) declare and make dividend payments in cash, so long as in the aggregate the amount of cash used by the Borrower pursuant to this clause
(b) does not exceed $50,000,000 during the initial term of this facility;

           provided further that (so long as there is no Default or Event of Default) any Subsidiary may pay cash dividends or make other distributions to the Borrower or, in the ordinary course of business of the Borrower and its Subsidiaries taken as a whole, any other Subsidiary.

    8.9 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liabilities of the Borrower in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    8.10 Change in Business. The Borrower shall not make any material change in the nature of its business as conducted on the Closing Date.

    8.11 Accounting Changes. The Borrower shall not and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of each the Borrower or any Material Subsidiary.


                                  ARTICLE IX

                              EVENTS OF DEFAULT
                              -----------------

    9.1 Event of Default. Any of the following events shall constitute an "Event of Default":

         (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within two Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. The Borrower (i) fails to perform or observe any term, covenant or agreement contained in Sections 7.3, 7.4, 7.11 or 7.13 or in Article VIII; or (ii) fails to perform or observe any term, covenant or agreement contained in Sections 7.1, 7.2 or 7.9 and such failure shall continue for five Business Days; or

         (d) Other Defaults. The Borrower or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank; or

         (e) Cross-Default. The Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than Indebtedness or Contingent Obligations hereunder), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall continue for five Business Days; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.

law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or
(iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

         (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

         (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)    Change of Control.  There occurs any Change of Control; or

         (l)    Adverse Change.  There occurs a Material Adverse Effect.

    9.2 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

         (a) declare the obligation of each Bank to make Loans and the obligation of the Swingline Bank to make Swingline Loans, and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such obligations and such Bank's Commitments shall be terminated;

         (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

    9.3 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Section 7.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                  ARTICLE X

                                  THE AGENT
                                  ---------

    10.1 Appointment and Authorization; "Agent". (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

    10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

    10.3   Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

    10.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date.

    10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

    10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

    10.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with the Banks' Pro Rata Shares from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

    10.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

    10.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" and "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA (which documentation, among other things, will deal with replacement and cancellation of all outstanding Letters of Credit and the payment of all outstanding Swingline Loans in a manner satisfactory to BofA).

    10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Agent and the
Borrower:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest or fees is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest or fees may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower owing to such Bank, such Bank agrees to notify the Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower owing to such Bank. To the extent of such percentage amount, the Agent and the Borrower will treat such Bank's IRS Form 1001 as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent and the Borrower sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Borrower (or if not withheld by the Borrower the Agent) may withhold from any interest payment to such Bank, or to the Agent on behalf of such Bank, an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent and the Borrower, then the Borrower (or the Agent, if not withheld by the Borrower) may withhold from any interest payment to such Bank, or to the Agent on behalf of such Bank, not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Borrower or the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Borrower or the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Borrower or the Agent fully for all amounts paid, directly or indirectly, by the Borrower or the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                  ARTICLE XI

                                MISCELLANEOUS
                                -------------

    11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

         (a) increase or extend the Commitment of any Bank or the Swingline Commitment of the Swingline Bank;

         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

         (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

    11.2 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All notices to the Borrower shall be sent to Storage Technology Corporation, 2270 South 88th Street, Louisville, CO 80028-4302, Attention: Assistant Treasurer, Telecopy
No.:  (303) 673-2837.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to
Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

         (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

    11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

    11.4   Costs and Expenses.  The Borrower shall:

                whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, ongoing administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs and search and filing fees and expenses incurred by the Agent with respect thereto;

         (b) pay or reimburse the Agent and the Arranger and each Bank within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses (including reasonable Attorney Costs and search and filing fees and expenses provided that the Borrower shall have been given statements containing reasonably detailed bills for such fees and expenses) incurred by them in connection with the enforcement or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

         (c) during the continuance of any Event of Default, pay or reimburse the Agent within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), incurred or sustained by the Agent in connection with the matters referred to under subsections (a) and (b) of this Section.

    11.5 Borrower's Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    11.6 Payments Set Aside. To the extent that the Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

    11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

    11.8 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Borrower at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, (which consents in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or that is a Bank then holding a Commitment hereunder) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, provided, that any such assigning Bank either retains a Commitment or Loan of at least $15,000,000 or disposes of its entire Commitment or Loans and provided further that any Assignee shall have a Commitment or Loans of at least $15,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee;
(ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. No Assignee shall be entitled to higher recoveries or greater rights under Sections 4.1, 4.2 and 4.3 than its assignor.

         (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments and Loans arising therefrom, and
(iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Article IV or under Sections 11.4 and 11.5 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

         (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.8(a)), the Borrower shall execute and deliver to the Agent, any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by such assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank).

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Borrower, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to
Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Bank hereunder, and not otherwise have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    11.9 Confidentiality. Each Bank and the Agent agrees that it will not disclose to any third party any written information marked "Confidential," "Secret," "Top Security," "Protected" or words of similar import, provided to it by the Borrower or any Subsidiary or any oral information which is stated to be confidential and which is confirmed as such in writing within seven days; provided, however, that the foregoing will not (i) restrict the ability of the Agent, the Banks and any loan participants from freely exchanging such information among themselves (and their respective employees, attorneys, auditors and other professional advisors), (ii) restrict the ability to disclose such information to a prospective Eligible Assignee or participants, provided, that such Eligible Assignee or participants execute a confidentiality agreement with the selling Bank agreeing to be bound by the terms hereof prior to disclosure of such information to such Eligible Assignee or participant, or (iii) prohibit the disclosure of such information to the extent such information (A) becomes publicly available other than through a breach of this Section 11.9, (B) becomes available through a Person other than the Borrower or a Subsidiary of the Borrower, (C) is required to be disclosed pursuant to court order, subpoena, other legal process, regulatory request or otherwise by law or (D) is disclosed in litigation with the Borrower or any Subsidiary of the Borrower or in connection with the enforcement of remedies by the Agent or Banks after acceleration of the Loans or after the Termination Date.

    11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

    11.11 Automatic Debits of Fees. With respect to any commitment fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Borrower hereby irrevocably authorizes BofA to debit any deposit account of the Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

    11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

    11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    11.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN

RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    11.17 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    11.19  Certain Closing Date Transitional Matters.

         (a) On the Closing Date, each Bank and NBD Bank hereby sells and assigns, without recourse, an amount of Loans and L/C Obligations equal to the product of (i) the excess (if any) of its Original Percentage over its Closing Date Percentage times (ii) the aggregate principal amount of Loans and L/C Obligations outstanding on such date and each Bank hereby purchases an amount of Loans and L/C Obligations equal to the product of (i) the excess (if any) of its Closing Date Percentage over its Original Percentage times
(ii) the aggregate principal amount of Loans and L/C Obligations outstanding on such date. Each Bank selling Loans and L/C Obligations hereunder shall be deemed to have sold (and each Bank purchasing Loans and L/C Obligations shall be deemed to have purchased) a pro rata portion (based on the aggregate principal amount of Loans and L/C Obligations then outstanding) of each of such selling Bank's Loans and L/C Obligations. Payments by each Bank purchasing

Loans and L/C Obligations hereunder shall be made to the Agent not later than 12:00 noon, (San Francisco time) in immediately available funds, without setoff, deduction or counterclaim, for the pro rata account (based upon the outstanding principal amount of Loans and L/C Obligations being sold) of each selling Bank in an amount equal to the aggregate principal amount of outstanding Loans and L/C Obligations purchased by such Bank.

         (b) On and after the Closing Date, each Bank shall be entitled to receive commitment fees under Section 2.11(a) of the Agreement and interest and fees on Loans and L/C Obligations and on any other amount due under any Loan Document, in each case, (i) accrued and unpaid before the Closing Date in accordance with its Original Percentage and (ii) accrued on and after the Closing Date in accordance with its Closing Date Percentage.

         (c) On and after the Closing Date, to the extent that any commitment and the other rights and obligations of any Bank existing at the time immediately preceding the Closing Date have been assigned or delegated, as applicable, to any Bank hereunder, such assignee Bank hereby assumes such commitment and other obligations and shall have the rights and obligations of a Bank hereunder and under the other Loan Documents and, to the extent that any commitment and other obligations of any Bank existing at the time immediately preceding the Closing Date have been delegated by any Bank pursuant to this Agreement, such assignor Bank shall be released from such commitment and its obligations thereunder and under the other Loan Documents.

     For purposes of this Section, (i) "Original Percentage" means, relative to any Bank or NBD Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 11.19 and (ii) "Closing Date Percentage" means, relative to any Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 11.19.

    11.20 Termination of Prior Loan Documents. The Borrower and Storage Technology de Puerto Rico, Inc., by execution of this Agreement, request as of the Closing Date that the Agent, the Original Banks and the other financial institutions party to the Prior Loan Documents, terminate the Prior Loan Documents (other than the Existing BofA Letters of Credit) and all of the Commitments thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco by their proper and duly authorized officers as of the day and year first above written.

                          [Intentionally left blank]

                             STORAGE TECHNOLOGY CORPORATION



                             By:  /s/ Mark McGregor
                                ----------------------------------
                             Title:  Vice President and Treasurer
                                   -------------------------------

                             Acknowledged and agreed as to Section 11.20:

                             STORAGE TECHNOLOGY de PUERTO RICO, INC.



                             By:  /s/ Mark McGregor
                                ----------------------------------
                             Title:  Vice President and Treasurer
                                   -------------------------------

                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION,
                             as Agent



                             By:  /s/ Kevin McMahon
                                ----------------------------------
                             Title:  Managing Director
                                   -------------------------------

                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as a Bank, as Issuing Bank and as Swingline Bank



                             By:  /s/ Kevin McMahon
                                ----------------------------------
                             Title:  Managing Director
                                   -------------------------------

                             BANK OF MONTREAL



                             By:  /s/ Beverly Blucher
                                ----------------------------------
                             Title:  Senior Vice President
                                   -------------------------------

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By:  /s/ Steven P. Capouch
                                ----------------------------------
                             Title:  First Vice President
                                   -------------------------------

                             Acknowledged and agreed as to Section 11.19

                             NBD BANK



                             By:  /s/ Steven P. Capouch
                                ----------------------------------
                             Title:  First Vice President
                                   -------------------------------

                             THE FIRST NATIONAL BANK OF BOSTON



                             By:  /s/ Jay L. Massimo
                                ----------------------------------
                             Title:  Vice President
                                   -------------------------------


                             ROYAL BANK OF CANADA



                             By:  /s/ Michael A. Cole
                                ----------------------------------
                             Title:  Manager
                                   -------------------------------



                             THE SUMITOMO BANK, LIMITED



                             By:  /s/ Goro Hirai
                                ----------------------------------
                             Title:  Joint General Manager
                                   -------------------------------

                             FLEET NATIONAL BANK



                             By:  /s/ Frank H. Benesh
                                ----------------------------------
                             Title:  Vice President
                                   -------------------------------

                                 SCHEDULE 2.1
                                 ------------



                                 COMMITMENTS
                             AND PRO RATA SHARES
                             -------------------


              Bank                                Commitment    Pro Rata Share
             -----                                ----------    --------------
Bank of America National Trust and               $30,000,000      20.00000001%
Savings Association

Bank of Montreal                                 $23,000,000      15.33333333%

The First National Bank of Chicago               $23,000,000      15.33333333%

The First National Bank of Boston                $18,000,000      12.00000000%

Royal Bank of Canada                             $23,000,000      15.33333333%

The Sumitomo Bank, Limited                       $15,000,000      10.00000000%

Fleet National Bank                              $18,000,000      12.00000000%


                             TOTAL              $150,000,000           100.00%
                                                         .00

                                  Schedule 2.9(e)
                                  ---------------

                           APPLICABLE MARGIN PRICING GRID



                    Consolidated Total
                  Liabilities divided by      Liabilitiestdividedlby
Quarter EBITDA   Consolidated Tangible Net   Consolidated Tangible Net
   Rolling 4        Worth  Pounds 0.70             Worth > 0.70
--------------   -------------------------   -------------------------
                Offshore Rate    Base Rate    Offshore Rate    Base Rate
                    Spread         Spread         Spread         Spread
                     (%)            (%)            (%)            (%)
                -------------    ---------    -------------    ---------
X < $300
million            1.000          0.000          1.500          0.000

$300 million
< X < $475 million 0.750          0.000          1.000          0.000

$475 million
< X < $650 million 0.625          0.000          0.750          0.000

X > $650
million            0.500          0.000          0.625          0.000


 Note:

 The initial Applicable Margin commencing on the Closing Date and continuing until the first Business Day following the Agent's receipt of the first Compliance Certificate described in Section 7.2(a) shall be:

 (a) in the case of Offshore Rate Loans A    0.750%
 (b) in the case of Base Rate Loans     A    0.000%

                                  Schedule 2.11(a)
                                  ----------------

                            COMMITMENT FEE PRICING GRID



     Rolling         Consolidated Total      Consolidated Total
 4 Quarter EBITDA  Liabilities divided by  Liabilities divided by
       (x)         Consolidated Tangible  Consolidated Tangible Net
                   Net Worth  Pounds 0.70       Worth > 0.70
-----------------  ---------------------- -------------------------
                       Commitment Fee          Commitment Fee
                            (%)                      (%)
                       --------------          --------------
X < $300 million           0.275                    0.350

$300 million
< X < $475 million         0.200                    0.275

$475 million
< X < $650 million         0.175                    0.200

X > $650 million           0.150                    0.175

                               SCHEDULE 3.3(a)
                               ---------------

                          EXISTING LETTERS OF CREDIT
                          --------------------------



   Letter of     Date of      Date of    Current Amount
Credit Number    Issuance      Expiry     Outstanding        Beneficiary
-------------    --------     -------    --------------      -----------
SBLC 227106      1/11/96       1/5/98        50,000.00       Mellon Bank

SBLC 225003       8/2/95      7/31/99       100,000.00       New England Power
                                                             Company

SBLC 3001446     9/19/96       2/7/98       262,625.00       WCB Twenty Ltd.
                                                             Partnership

SBLC 228710       5/1/96      9/30/97    35,000,000.00   Bank of America NT&SA

                                SCHEDULE 6.5

                                 LITIGATION
                       STORAGE TECHNOLOGY CORPORATION


In January 1994, Stuff Technology Partners II, a Colorado Limited Partnership (Stuff), filed suit in Boulder County, Colorado, District Court against the Company and certain subsidiaries. The suit alleged that the Company breached a 1990 settlement agreement that had resolved earlier litigation between the parties. The suit sought injunctive relief and damages in the amount of $2,400,000,000. On December 28, 1995, the court dismissed the complaint. Stuff appealed the dismissal to the Colorado Court of Appeals. In April 1996, the trial court stayed discovery on the Company's counterclaim for breach of the covenant not to sue pending resolution of the appeal. In March 1997 the Court of Appeals reversed the District Court's judgment and remanded the case back to the District Court for further proceedings.

On February 15, 1994, the Company filed suit in Boulder County, Colorado, District Court against Array Technology Corporation (Array) and Tandem Computers Incorporated (Tandem). The suit asked that the court order Array and Tandem either to support certain disk drives purchased from them or provide the Company with technical data necessary for StorageTek to provide such customer support. In March 1994, Array and Tandem filed their answer and also filed counterclaims against the Company alleging breach of contract and claiming damages. On June 10, 1994, the court ordered Array and Tandem to continue to provide support for these products and to maintain, in an independent escrow account, the materials necessary to enable the Company to support the products in the event Array and Tandem failed to provide such services. On May 30, 1995, the Company filed an amended complaint seeking damages. The case is in the discovery phase. A trial date has been set for October 1997.

On June 29, 1995, Odetics, Inc. filed a patent infringement suit in the U.S. District Court for the Eastern District of Virginia against the Company and two of its customers alleging that the "passthrough" port in certain of the Company's tape library products infringed U.S. Patent No. 4,779,151 (the "151 Patent"). The complaint asked the court to impose injunctive relief, treble damages in an unspecified amount, and an award of attorney fees and costs. A trial commenced on January 22, 1996, and on February 1, 1996, a jury found that the Company's products did not infringe the 151 Patent. A notice of appeal to the U.S. Court of Appeals for the Federal Circuit was filed by Odetics, Inc. on March 8, 1996. Oral arguments were held in January 1997. A decision is expected in the second or third quarter of 1997.

On December 8, 1995, Odetics, Inc. filed a second patent infringement suit in the U.S. District Court for the Eastern District of Virginia against the Company. The complaint alleges that the "cartridge access port" in certain of the Company's tape library products infringe the 151 Patent. The complaint seeks injunctive relief, treble damages in an unspecified amount, and an award of attorney fees and costs. This case has been stayed pending the outcome of the appeal to the U.S. Court of Appeals for the Federal Circuit with respect to the case filed by Odetics, Inc. in June 1995.

On July 30, 1996, the Company received Civil Investigative Demands (CID) from the U.S. Department of Justice Antitrust Division concerning the OEM agreement with IBM for mainframe online storage subsystems. The Company received two additional CIDs in October, 1996 and one additional CID in February 1997. The CIDs requested production of documents and testimony in connection with a review for compliance with the Sherman Act of the agreement for compliance with the Sherman Act.

In addition, the Company is involved in various other less significant legal proceedings. The Company believes it has adequate legal defenses with respect to each of the suits cited above and intends to vigorously defend against these actions. However, it is reasonably possible that these cases could result in outcomes unfavorable to the Company. While the Company currently believes that the amount of the ultimate potential loss would not be material to the Company's financial position, the outcome of litigation is inherently difficult to predict. In the event of an adverse outcome, the ultimate potential loss could have a material affect on the Company's financial position or reported results of operations in a particular quarter. An adverse decision, particularly in patent litigation, could require material changes in production processes and products or result in the Company's inability to ship products or components found to have violated third-party patent rights.

                                   Schedule 6.11

                            STORAGE TECHNOLOGY CORPORATION

                                PERMITTED LIABILITIES


    Operating leases (with base annual rental payments in excess of $3,000,000):


                                    NONE

                                SCHEDULE 6.12

                       STORAGE TECHNOLOGY CORPORATION

                            ENVIRONMENTAL MATTERS


                                    NONE

                                SCHEDULE 6.15

                     SUBSIDIARIES AND MINORITY INTERESTS
                       STORAGE TECHNOLOGY CORPORATION


U.S. SUBSIDIARIES
-----------------
INCORPORATION
-------------
Bytex Corporation                                 Delaware
NSC European Operations Company                   Minnesota
Storage Technology de Puerto Rico, Inc.           Delaware
Storage Technology European Trade Corporation     Delaware
Storage Technology Optical Disk Development
 Corporation                                      Delaware
StorageTek Foundation                             Colorado
StorageTek Holding Corporation                    Nevada
StorageTek International Corporation              Delaware
StorageTek International Services Corporation     Delaware
Vitalink Communications Corporation               Delaware

NON-U.S. SUBSIDIARIES
---------------------
Storage Technology of Australia Pty., Limited     Australia
Network Systems Australasia Pty. Limited          Australia
Storage Technology New Zealand Pty., Limited      Australia
Network Systems Austria Gesellschaft m.b.h        Austria
Network Systems Foreign Sales Corp                Barbados
Storage Technology (Belgium) N.V./S.A.            Belgium
StorageTek Brasil Ltda                            Brazil
StorageTek Canada, Inc.                           Canada
Amperif Canada, Ltd.                              Canada
StorageTek A/S                                    Denmark
StorageTek OY                                     Finland
Network Systems France S.A.                       France
Storage Technology Holding France S.A.            France
Storage Technology France S.A.                    France
Storage Technology Formation                      France
Storage Technology European Operations            France
Bytex GmbH                                        Germany
Storage Technology Holding GmbH                   Germany
Storage Technology GmbH                           Germany
Storage Technology Network Systems GmbH           Germany
Storage Technology OEM Vertrieb GmbH              Germany
Network Systems Italia S.R.l.                     Italy
Storage Technology Italia, SpA                    Italy
Network Systems Japan K.K.                        Japan
Storage Technology of Japan, Ltd.                 Japan
Storage Technology Asia/Pacific K.K.              Japan
StorageTek (Malaysia) Sdn. Bhd.                   Malaysia
StorageTek de Mexico, S.A. de C.V.                Mexico
Storage Technology (The Netherlands) B.V.         Netherlands
Storage Technology (The Netherlands) B.V.
 (Irish Branch)                                   Ireland
Storage Technology Finance B.V.                   Netherlands
StorageTek III B.V.                               Netherlands
Storage Technology New Zealand Pty., Limited      New Zealand
StorageTek A/S                                    Norway
StorageTek Espana, S.A.                           Spain
StorageTek South Asia Pte. Ltd.                   Singapore
NSC Network Systems AB                            Sweden
Storage Technology Sweden AB                      Sweden
StorageTek AG                                     Switzerland
D.M.L. StorageTek Ltd                             United Kingdom
Bytex DataCom Ltd.                                United Kingdom
Bytex Europe                                      United Kingdom
Storage Technology Holding Limited                United Kingdom
Storage Technology Limited                        United Kingdom
Storage Technology Manufacturing Limited          United Kingdom

                                Schedule 6.16

                       STORAGE TECHNOLOGY CORPORATION

                              INSURANCE MATTERS


                                    NONE

                               Schedule 8.1(i)

                       STORAGE TECHNOLOGY CORPORATION

                               PERMITTED LIENS


                                    NONE

                                 Schedule 8.2

                       STORAGE TECHNOLOGY CORPORATION

                            PERMITTED DISPOSITIONS

    Manufacturing Facility located in Longmont, Colorado

    Printer Operations Facility located in Palm Bay, Florida

                                SCHEDULE 11.2


                              LENDING OFFICES,
                            ADDRESSES FOR NOTICES



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Address for Funding Notices:

Bank of America National Trust
and Savings Association
1455 Market Street, 13th Floor
San Francisco, CA 94103
Attention:     Agency Administrative Services #5596
          Telephone:  (415) 436-2782
          Facsimile:  (415) 436-2700

Address for all Other Notices:

Bank of America National Trust
and Savings Association
555 California Street, 41st Floor
San Francisco, CA 94104
Attention:     Credit Products
          High Technology-SF #3697
          Kevin McMahon
          Telephone:  (415) 622-8088
          Facsimile:  (415) 622-2514

AGENT'S PAYMENT OFFICE:

Bank of America National Trust
and Savings Association
(ABA 121-000-358)
Attention:     Agency Administrative Services #5596
          1850 Gateway Boulevard
          Concord, CA 94520
          For credit to account:
          No. 12334-15395
          Ref:  Storage Technology Corporation



BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
  as Swingline Bank


Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

Bank of America National Trust
and Savings Association
1455 Market Street, 13th Floor
San Francisco, CA 94103
Attention:     Agency Administrative Services #5596
          Facsimile:  (415) 436-2700


with a copy to:

Bank of America National Trust
and Savings Association
1850 Gateway Boulevard
Concord, CA 94520


Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):


Bank of America National Trust
and Savings Association
555 California Street, 41st Street
San Francisco, CA 94104
Attention:     Credit Products
          High Technology-SF #3697
          Kevin McMahon
          Telephone:  (415) 622-8088
          Facsimile:  (415) 622-2514



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 California Street, 41st Floor
San Francisco, CA 94104
Attention:     Credit Products
          High Technology-SF #3697
          Kevin McMahon
          Telephone:  (415) 622-8088
          Facsimile:  (415) 622-2514



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Issuing Bank

Notices:

Bank of America National Trust and
  Savings Association
Trade Operations Center #22621
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017
Attention:     Sandra Leon
          Telephone: (213) 345-5231
          Facsimile: (213) 345-6694

and to:

Bank of America National Trust
and Savings Association
1850 Gateway Boulevard
Concord, CA 94520
Attention:     Account Administrator
          Global Payment Operations
          Account Administration #5693
          Facsimile:  (510) 675-7531



and to:

Bank of America National Trust
and Savings Association
1455 Market Street, 13th Floor
San Francisco, CA 94103
Attention:     Agency Administrative Services #5596
          Facsimile:  (415) 436-2700

and to:

Bank of America National Trust
and Savings Association
555 California Street, 41st Floor
San Francisco, CA 94104
Attention:     Credit Products
          High Technology-SF #3697
          Kevin McMahon
          Telephone:  (415) 622-8088
          Facsimile:  (415) 622-2514



BANK OF MONTREAL

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

Bank of Montreal
U.S. Corporate Banking
115 South LaSalle Street, 12th Floor
Chicago, IL 60603
Attention:     Nancy Grabowski
Telephone:  (312) 750-3750
Facsimile:  (312) 750-3798


Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Bank of Montreal
Suite 4900
601 South Figueroa Street
Los Angeles, CA 90017
Attention:     Craig T. Ingram
Telephone:  (213) 239-0614
Facsimile:  (213) 239-0680



THE FIRST NATIONAL BANK OF CHICAGO

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

The First National Bank of Chicago
One First National Plaza
Chicago, IL 60670
Attention:     Sharon Bosch
Telephone:     (312) 732-7112
Facsimile:     (312) 732-4840

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

The First National Bank of Chicago
777 South Figueroa Street, 4th Floor
Los Angeles, CA 90017
Attention:     Anthony Matthews
Telephone:  (213) 683-4857
Facsimile:  (213) 683-4999


THE FIRST NATIONAL BANK OF BOSTON

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

The First National Bank of Boston
100 Federal Street, M/S 01-08-04
Boston, MA 02110
Attention:     Anthony Dunn
Telephone:  (617) 434-9025
Facsimile:  (617) 434-9820

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

The First National Bank of Boston
435 Tasso Street
Palo Alto, CA 94301
Attention:     Maria G. Fisher
Telephone:  (415) 853-0947
Facsimile:  (415) 853-1425

with copy to:

The First National Bank of Boston
435 Tasso Street
Palo Alto, CA 94301
Attention:     Michelle Kay
Telephone:  (415) 853-0960
Facsimile:  (415) 853-1425

ROYAL BANK OF CANADA

Lending Office and Office for
Borrowing Notices and Notices of



Conversion/Continuation:

Royal Bank of Canada
Loans Administration
Financial Square, 23rd Floor
New York, NY 10005-3531
Attention:     Linda Crum
Telephone:  (212) 428-6323
Facsimile:  (212) 428-2372

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Royal Bank of Canada
600 Wilshire Boulevard, Suite 800
Los Angeles, CA 90017
Attention:     Stephen Hughes
Telephone:  (213) 955-5320
Facsimile:  (213) 955-5350



THE SUMITOMO BANK, LIMITED

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

Sumitomo Bank
777 South Figueroa Street
Suite 2600
Los Angeles, CA 90017-3138
Attention:     Gary Perkins
Telephone:  (213) 955-0806
Facsimile:  (213) 623-6832

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Sumitomo Bank
777 South Figueroa Street
Suite 2600
Los Angeles, CA 90017-3138
Attention:     Josephine A. Frigillana
Telephone:  (213) 955-0886
Facsimile:  (213) 623-6832

FLEET NATIONAL BANK

Lending Office and Office for
Borrowing Notices and Notices of
Conversion/Continuation:

Fleet National Bank
One Federal Street
Boston, MA 02211
Mail Stop MAOF 0305
Attention:     Pauline Kowalcyzky
Telephone:  (617) 346-0622
Facsimile:  (617) 346-0689




Notices (other than Borrowing
Notices and Notices of Conversion/
Continuation:

Fleet National Bank
One Federal Street
Boston, MA 02211
Mail Stop MAOF 0305
Attention:     Frank Benesh
Telephone:  (617) 346-0617
Facsimile:  (617) 346-0568

                                SCHEDULE 11.19

                      CLOSING DATE TRANSITIONAL MATTERS


                                                              Closing
                                      Original                  Date
Bank                                 Percentage              Percentage

Bank of America National Trust
  and Savings Association          24.000000000%           20.00000001%

Bank of Montreal                   18.666666667%           15.33333333%

The First National Bank of Boston  13.333333333%           12.00000000%

Royal Bank of Canada               18.666666667%           15.33333333%

The Sumitomo Bank, Limited          6.666666666%           10.00000000%

The First National Bank of Chicago            0%           15.33333333%

Fleet National Bank                           0%           12.00000000%

NBD Bank                           18.666666667%                     0%

                                  EXHIBIT A
                                   --------
                           to the Credit Agreement

                         FORM OF NOTICE OF BORROWING



                                          Date:
                                                -----------------------------




To:  Bank of America National Trust and
     Savings Association as Agent
     Agency Management Services (#5596)
     1455 Market Street, 13th Floor
     San Francisco, CA  94103
     Attn:  Stephen Eiring

            Re:     Storage Technology Corporation
                    ------------------------------

Ladies and Gentlemen:

     The undersigned, Storage Technology Corporation (the "Company"), refers to the Credit Agreement dated as of April 9, 1997 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company, the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Borrowing and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified herein and that:

    1.    The requested Borrowing Date for the proposed Borrowing is
     ,      .
----- ------

    2.    The Borrowing is in respect of [Revolving Loans] [a Swingline Loan].

    3.    The aggregate amount of the proposed Borrowing is $.

    4.    The Borrowing is to be comprised of $            of [Offshore Rate]
                                               -----------
[Base Rate] Loans.

    5. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [one] [two] [three] [six] months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a)   the representations and warranties of the Company contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal year for which financial statements have then been delivered);

         (b) no Default or Event of Default exists, or would result from such proposed Borrowing; and

         (c) the proposed Borrowing will not cause (i) the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations to exceed the total of all Commitments, and (ii) the Effective Amount of all Swingline Loans to exceed the Swingline Commitment.

                              STORAGE TECHNOLOGY CORPORATION

                                    By:
                                        -------------------------------------

                                     Name:
                                          Title:




[Copy to Swingline Bank if Notice of Borrowing relates to Borrowing of a Swingline Loan.]

                                  EXHIBIT B
                                  ---------
                           to the Credit Agreement

                  FORM OF NOTICE OF CONVERSION/CONTINUATION



                                                Date:
                                                      -----------------------




To:  Bank of America National Trust and
     Savings Association as Agent
     Agency Management Services (#5596)
     1455 Market Street, 13th Floor
     San Francisco, CA  94103
     Attn:  Stephen Eiring

            Re:     Storage Technology Corporation
                    ------------------------------

Ladies and Gentlemen:

     The undersigned, Storage Technology Corporation (the "Company"), refers to the Credit Agreement dated as of April 9, 1997 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company, the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Conversion/Continuation and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein and that:

    1.         The date of the [conversion] [continuation] is
                           ,     .
     ----------------------  ----

    2. The [conversion] [continuation] is in respect of outstanding Revolving Loans.

    3.         The aggregate amount of the Loans to be [converted]
     [continued] is $                 .
                     -----------------

    4. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

    5. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans to be [converted] [continued] shall be [one] [two] [three] [six] months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed
[conversion][continuation], before and after giving effect thereto:

         (a)   the representations and warranties of the Company contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal year for which financial statements have then been delivered); and

         (b) no Default or Event of Default exists, or would result from such proposed [conversion] [continuation].


                              STORAGE TECHNOLOGY CORPORATION



                                    By:
                                        -------------------------------------

                                     Name:
                                     Title:

                                   EXHIBIT C
                                   ---------
                           to the Credit Agreement


                       FORM OF COMPLIANCE CERTIFICATE


To:  Bank of America National Trust and
     Savings Association, as Agent
     Credit Products High Technology #3697
     555 California Street, 41st Fl.
     San Francisco, CA  94104-1502
     Attn:  Kevin McMahon, Managing Director

          Re:  Storage Technology Corporation

Ladies and Gentlemen:

          This Compliance Certificate is made and delivered pursuant to
Section 7.2(a) of the Credit Agreement, dated as of April 9, 1997 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Storage Technology Corporation (the "Company"), the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Compliance
Certificate relates to the fiscal quarter ending           ,      .

          Pursuant to Section 7.1(a) and 7.1(b) the Company hereby certifies that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

          The Company further certifies that (i) as of the date hereof no Default or Event of Default exists, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since the date of the end of the last fiscal quarter, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Company is taking or proposes to take with respect to each such condition or event.

          IN WITNESS WHEREOF, the undersigned has signed this Compliance
Certificate this      day of               ,      .


                              STORAGE TECHNOLOGY CORPORATION


                              Name:
                              Title:


                                      SCHEDULE 1
                           to the Compliance Certificate

Dated           ,

For the fiscal quarter ended           ,

                                         Actual              Required/Permitted
                                         ------              ------------------

1.   Section 7.13(a) -
      Minimum Consolidated
      Tangible Net Worth
    ----------------------

                                                         A not less than B

    (A) Consolidated Tangible
        Net Worth, calculated
        as at end of each fiscal
        quarter

        Consolidated Total Assets           $ ------

        minus intangible assets and
        other excluded assets                -------

        minus amortizing debt issuance
        expenses carried as an asset         -------

        minus reserves carried and not
        deducted from assets or not
        reflected as a liability             -------

        minus cash held in sinking or
        other analogous fund                 -------

        minus Consolidated Total Liabilities -------

        Consolidated Tangible Net Worth
        as at the end of the fiscal
        quarter                             $-------

    (B) Minimum Consolidated Tangible Net Worth calculation:

        Beginning minimum amount          85% of Consolidated Tangible
                                          Net Worth as at 12/27/96


        plus 75% of Consolidated Net
        Income (excluding Consolidated Net
        Losses) of the Borrower and its
        Subsidiaries earned in each fiscal
        quarter after December 27, 1996.     -------

        plus 75% of the amount of all
        proceeds (net of costs and expenses)
        received pursuant to the issuance of
        any equity securities issued by the
        Borrower after December 27, 1996
        (excluding proceeds of any issuance
        made for the purposes of fulfilling
        an employee stock purchase plan or
        compensatory option plan.)           -------

        plus 100% of the face amount of any
        Subordinated Indebtedness that is
        converted into stock of the Borrower
        after December 27, 1996              -------

        Minimum Consolidated Tangible Net
        Worth required                                       $------------

        Difference between A and B                           $------------

2. Section 7.13(b) - Consolidated Net Income
   -----------------------------------------

No (i) Consolidated Net Loss orConsolidated Operating Loss of the Borrower and its Subsidiaries to occur for each of any two consecutive fiscal quarters (calculated as of the last day of each such fiscal quarter); or (ii) Consolidated Net Loss or Consolidated Operating Loss of the Borrower and its Subsidiaries for any fiscal quarter greater than $25,000,000.

     (A) Consolidated Net Loss             $--------

     (B) Consolidated Operating Loss       $--------

3. Section 7.13(c) - Consolidated Total Leverage Ratio
   ---------------------------------------------------

Not greater than 0.80 to 1.00 (as at the end of the fiscal quarter)

     (A)  Consolidated Total Liabilities
     (less Subordinated Indebtedness)     $---------

     (B)  Consolidated Total Capital      $---------

     Ratio of (A) to (B)

4. EBITDA
   ------

     Consolidated Net Income (or Net Loss)
     calculated on a rolling four quarter
     basis                                $---------

     plus amounts treated as expenses for
          depreciation, interest and the
          amortization of intangibles of
          any kind to the extent included
          in the determination of Net
          Income or Net Loss, calculated
          on a rolling four quarter basis $---------

     plus accrued taxes on or measured
     by income to the extent included
     in the determination of Net Income
     or Net Loss, calculated on a
     rolling four quarter basis           $---------

EBITDA, calculated on a rolling four quarter basis           $------------

5. Ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth
   --------------------------------------------------------------------------

     (A)  Consolidated Total Liabilities  $---------

     (B)  Consolidated Tangible Net Worth $---------

     Ratio of A to B

                                 EXHIBIT D-1
                                 ------------



                   FORM OF OPINION OF SHEARMAN & STERLING


                               April   , 1997




To each of the financial institutions
party to the Credit Agreement referred to below and to Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

          We have acted as special counsel for Storage Technology Corporation, a Delaware corporation (``the Company''), in connection with the negotiation, execution and delivery of the Credit Agreement dated as of April 9, 1997 (the ``Credit Agreement'') among the Company, the several financial institutions which are signatories thereto (collectively, the ``Banks''), and Bank of America National Trust and Savings Association, as lender of the Swingline Loans (in such capacity, the ``Swingline Bank''), as issuer of the Letters of Credit (in such capacity, the ``Issuing Bank''), and as agent (the ``Agent'') for the Banks, the Swingline Bank and the Issuing Bank.

          This opinion is delivered to you pursuant to Section 5.1(d) of the Credit Agreement. Capitalized terms not otherwise defined herein are used herein with the meanings ascribed to such terms in the Credit Agreement.

          In connection with this opinion, we have examined counterparts of the Credit Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto and such other documents, instruments and certificates as we have deemed necessary for the purposes of rendering this opinion, including the opinion of Lizbeth J. Stenmark, Esq. (the ``Stenmark Opinion''), corporate counsel to the Company.

          With respect to certain factual matters relevant to this opinion, we have relied solely upon, and assumed the accuracy of, representations made by the Company in the Credit Agreement. We have made no independent investigation of any of the facts stated in any of the representations; however, nothing has come to our attention which would lead us to believe that such facts are inaccurate. We do, however, call your attention to the fact that we have acted as special counsel to the Company with regard to the Credit Agreement and are not generally familiar with the operations of the Company or its business or legal affairs.

          We have assumed (i) the genuineness of all signatures of Persons (except for the Company) executing the Credit Agreement on behalf of the Company thereto, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and
(iv) the due authorization, execution and delivery of the Credit Agreement by the parties thereto.

          We have also assumed, for the purposes of California usury law, that the Swingline Bank, the Issuing Bank and each Bank is either (i) a national bank operating pursuant to federal banking law or (ii) a ``foreign (other state) bank'' within the meaning of Section 1200 of the California Financial Code.

          We are qualified to practice law in the State of California, and our opinion is restricted to the laws of the State of California and the federal laws of the United States of America (collectively, the ``Laws'').

          To the extent that our opinions expressed below involve conclusions as to the matters set forth in paragraphs 1, 3, 4, 5, 9 or 10 of the Stenmark Opinion, we have assumed without independent investigation the correctness of such matters set forth in the Stenmark Opinion, our opinions being subject to the assumptions, qualifications and limitations set forth in such opinions with respect thereto.

          Based upon the foregoing, and subject to the further assumptions, exemptions, qualifications and limitations set forth herein, we advise you that in our opinion:

         1. The execution, delivery and performance by the Company of the Credit Agreement does not contravene any applicable Laws, or any rule or regulation promulgated thereunder (including, without Limitation, Regulations T, U, G and X of the Board of Governors of the Federal Reserve System).

         2. No consent, authorization, approval or other action by, and no notice to or registration or filing with, any Governmental Authority created or acting under any of the Laws is required for the due execution, delivery or performance by the Company of the Credit Agreement.

         3. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         4. No taxes or governmental fees and charges are payable in connection with the execution and delivery of the Credit Agreement.

          Our opinions set forth above are subject to the following assumptions, exceptions, qualifications and limitations:

         A. Our opinion in paragraph 3 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         B. Our opinion in paragraph 3 above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a borrower to perform covenants. Such principles applied by a court might include a requirement that the creditors act with reasonableness and in good faith. Such a requirement might be applied, among other situations, to the provisions of the Credit Agreement purporting to authorize conclusive determinations by any Bank, the Swingline Bank, the Issuing Bank or the Agent.

         C. Certain rights, remedies and waivers contained in the Credit Agreement may be rendered ineffective or unenforceable or otherwise limited by applicable laws or judicial decisions, but such laws and judicial decisions do not, in our opinion, make the Credit Agreement inadequate for the practical realization of the benefits intended to be provided thereby.

         D          To the extent the Credit Agreement provides for the
payment of attorneys' fees in litigation, under California law such attorneys' fees must be reasonable (as determined pursuant to Section 1717 of the California Civil Code) and may be granted only to the prevailing party, and such provisions are deemed to extend to both parties, notwithstanding that such provisions by their express terms benefit only one party.

         E. Enforcement of any indemnity provision contained in the Credit Agreement, and the effect of any exculpatory provisions contained in the Credit Agreement, may be limited to the extent such provisions encompass indemnification or exculpation with respect to the negligence or misconduct of any Bank, the Swingline Bank, the Issuing Bank or the Agent or to violations of law or are found contrary to statute or public policy.

         F. Requirements in the Credit Agreement specifying that provisions thereof may only be waived or amended in writing may not be binding or enforceable to the extent that a non-executory oral agreement has been created modifying or waiving any provision of the Credit Agreement or an implied agreement, by trade practice or course of conduct, allowing a waiver has been created.

         G. We have assumed that (i) each of the Banks has the power, authority and legal right to enter into the Credit Agreement; (ii) the Credit Agreement is a valid, binding and enforceable obligation of each of the Banks; and (iii) there are no agreements, understandings or negotiations, whether written or oral, between any of the Banks and the Company that would expand, modify or otherwise affect the terms of the Credit Agreement, or the respective rights or obligations or the parties thereunder. We note that we have been advised by the Company that no such agreements, understandings or negotiations exist.

         H. We have assumed that if any Bank is required by California law to be qualified as a foreign corporation in California as a result of transactions other than the Credit Agreement, it has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

         I. We express no opinion as to the extent to which rights with respect to self help or exercise of other remedies without notice or judicial proceedings can be validly exercised in California.

         J. With respect to the enforceability of the Credit Agreement, we have assumed that the Banks will: (i) exercise the rights and remedies set forth in the Credit Agreement in a commercially reasonable manner; (ii) abide by the implied covenant of good faith and fair dealing imposed by California Law; and (iii) not take any discretionary action which is arbitrary, unreasonable or capricious.

         K. We express no opinion with respect to the legality, validity, binding nature or enforceability (whether according to its terms or otherwise) of any provision of the Credit Agreement regarding : (i) any waivers or variations of rights of a debtor; and (ii) any severability provision in the Credit Agreement as it relates to a provision or provisions, taken as a whole, in the Credit Agreement, the existence and enforceability of which was material to a party's decision to enter into the Credit Agreement.

         L. We express no opinion herein as to the enforceability of provisions for a rate of interest, after failure to pay any amount when due, in excess of the rate of interest otherwise payable or provisions for late charges, set forth in the Credit Agreement.

          This opinion is rendered as of the date hereof. We express no opinion as to circumstances or events which may occur subsequent to such date, and we assume no obligation to revise or supplement this opinion in the event of any future change in the Laws, or the rules and regulations promulgated thereunder, or the interpretations thereof or any change in the facts upon which this opinion is based.

          This opinion is furnished for the benefit of the Banks, the Swingline Bank (including any successor of the Swingline Bank), the Issuing Bank and the Agent and their respective, successors and assignees (as permitted pursuant to Section
11.8 of the Credit Agreement) and may not be relied upon by any other Person for any purpose without our prior written consent. We consent to Lizbeth Stenmark's reliance on paragraph 1 of this opinion for the purpose of her rendering her opinion pursuant to Section 5.1(d) of the Credit Agreement

                                    Very truly yours,

EXHIBIT D-2




                 FORM OF OPINION OF LIZBETH J. STENMARK, ESQ.


                                April   , 1997





To each of the financial institutions
party to the Credit Agreement referred to below and to Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

          I am Senior Counsel to Storage Technology Corporation, a Delaware corporation (``the Company''), and in such capacity have represented the Company in connection with the preparation, negotiation, execution and delivery of the Credit Agreement, dated as of April 9, 1997 (the ``Credit Agreement''), among the Company, the several financial institutions from time to time party to the Credit Agreement (the ``Banks''), and Bank of America National Trust and Savings Association (``BofA''), as lender of the Swingline Loans (BofA, in its capacity as such lender, the ``Swingline Bank''), as issuer of the Letters of Credit (BofA, in its capacity as such issuer, the ``Issuing Bank''), and as agent (the ``Agent'') for the Banks, the Swingline Bank and the Issuing Bank.

          This opinion is delivered to you pursuant to Section 5.1(d) of the Credit Agreement. Capitalized terms not otherwise defined herein are used herein with the meanings ascribed to such terms in the Credit Agreement.

          In connection with this opinion, I have examined the following documents:

         (a) counterparts of the Credit Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto;

         (b) certificates of public officials from the States of Delaware and Colorado and such other states as I have deemed necessary for the purpose of rendering this opinion;

         (c) the certificate and by-laws of the Company, as amended to date;

         (d) records of proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion; and

         (e) such other documents, instruments and certificates as I have deemed necessary for the purpose of rendering this opinion.

          I am qualified to practice law in the State of Colorado, and my opinion is restricted to the laws of the State of Colorado, the general corporation laws of the State of Delaware and the federal laws of the United States of America.

          Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, I am of the opinion that:

         1. The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of Colorado and all other jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, except, in each case, where the failure to qualify as a foreign corporation and be in good standing in jurisdictions other than Colorado would not have a material adverse effect on the Company. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

         2. The Company has full corporate power and authority and all authorizations, consents, approvals and governmental licenses required or advisable to own and operate (or lease, as the case may be) its properties and to carry on its business as currently conducted and contemplated to be conducted.

         3. The Company has full corporate power and authority and all authorizations, consents, approvals and governmental licenses required or advisable to execute, deliver and perform the Credit Agreement.

         4. The execution, delivery and performance by the Company of the Credit Agreement (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its charter or by-laws or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, (iv) will not result in or require the creation or imposition of any Lien upon or with respect to any property, assets or revenues now owned or hereafter acquired by the Company, (v) will not violate, conflict with, contravene, or constitute a default under any Contractual Obligation nor contravene any applicable law, rule, regulation, order, writ, decree, determination or award presently in effect which affects or binds it or any of its properties, which default, contravention, violation or conflict could have a Material Adverse Effect or render the Loan Documents unenforceable. No consent, authorization, approval or other action by, and no notice to or registration with, any Governmental Authority created or acting under any law, rule or regulation is required for the due execution, delivery or performance by any Company of the Credit Agreement.

         5. The Credit Agreement has been duly executed and delivered on behalf of each Company.

         6. The Credit Agreement constitutes the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms.

          For purposes of the foregoing opinion, (i) I have relied upon the opinion expressed in paragraph 1 of the opinion letter of Shearman & Sterling (the ``Shearman & Sterling Opinion''), special counsel to the Company, (ii) I have assumed without independent investigation the correctness of such matters set forth in such opinion expressed in paragraph 1 of the Shearman & Sterling Opinion, although I am unaware of any fact or circumstance which, if brought to the attention of Shearman & Sterling, would likely result in a further assumption, qualification or limitation with respect to such opinion, and (iii) my opinion is subject to the assumptions, qualifications and limitations set forth in the Shearman & Sterling Opinion with respect to the opinion expressed in paragraph 1 therein.

         7. There is no action, suit or proceeding pending or threatened, in or before any Governmental Authority, domestic or foreign, which relates to any aspect of the transactions contemplated by the Credit Agreement, and, except as set forth in Schedule 6.5 to the Credit Agreement, there is no material action, suit or proceeding pending or threatened, in or before any Governmental Authority, domestic or foreign, which relates to any Company of any of its Subsidiaries or any of the properties of any Company of any of its Subsidiaries.

         8. The Company does not have any issued and outstanding indentures, convertible debentures, convertible exchangeable preferred stock or other preferred stock, common stock or stock warrants that by its terms has or will have any right of payment of principal or interest, including any sinking fund payment, or redemption, or other right of payment, that is not subordinated in right of payment to the satisfaction in full of all of the Obligations.

         9. Neither the Company, nor any Subsidiary of the Company, is, or is required to be, registered under the Investment Company Act of 1940, as amended.

         10. To my knowledge, the Company is not engaged principally in the business of extending credit for the purposes of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

         11. No taxes or governmental fees and charges are payable in connection with the execution and delivery of the Credit Agreement.

          The opinions set forth above are subject to the following qualifications:

         A. The opinion expressed in paragraph 6 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers.

         B. The opinion expressed in paragraph 6 above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a borrower to perform covenants. Such principles applied by a court might include a requirement that the creditors act with reasonableness and in good faith. Such a requirement might be applied, among other situations, to the provisions of the Credit Agreement purporting to authorize conclusive determinations by any Bank, the Swingline Bank, the Issuing Bank or the Agent.

         C. Enforcement of any indemnity provision contained in the Credit Agreement, and the effect of any exculpatory provisions contained in the Credit Agreement, may be limited to the extent such provisions encompass indemnification or exculpation with respect to the negligence or misconduct of any Bank, the Swingline Bank, the Issuing Bank or the Agent or to violations of law or are found contrary to statute or public policy.

          This opinion is furnished for the benefit of the Banks, the Swingline Bank, the Issuing Bank and the Agent and their respective successors and assignees and may not be relied upon by any other Person for any purpose without my prior written consent. I consent to Shearman & Sterling's reliance on this opinion for the purpose of their rendering their opinions pursuant to Section 5.1(d) of the Credit Agreement.

                                             Very truly yours,


                                             Lizbeth J. Stenmark
                                             Senior Counsel

                                  EXHIBIT E

                      FORM OF ASSIGNMENT AND ACCEPTANCE
                      ---------------------------------


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
Acceptance") dated as of               is made between
(the "Assignor") and                  (the "Assignee").


                                  RECITALS
                                  --------

     WHEREAS, the Assignor is party to that certain Credit Agreement dated as of April 9, 1997 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement"), among Storage Technology Corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks") and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and agent for the Banks (in its capacity as agent, the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans to the Company and to participate in Letters of Credit issued for the account of the Company in an aggregate
amount not to exceed $           (the "Commitment");

     WHEREAS, [the Assignor has made Loans in the aggregate principal amount
of $             to the Company] [no Loans are outstanding under the Credit
Agreement] [and the amount of Assignor's percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for
the account of the Company is $                    ] [and no Letters of
Credit are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment pro rata in accordance with the Assignor's Commitment and L/C Commitment (which is a part of its Commitment rather than a separate, independent commitment), [together with a corresponding portion of each of its outstanding Loans] [and a corresponding portion of its participation in each of the outstanding Letters of Credit], in an amount
equal to    % of the Assignor's Commitment [and Loans], on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.  Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except
as provided in this Assignment and Acceptance)    % (the "Assignee's
Percentage Share") of (A) the Commitment and L/C Commitment [and the Loans] of the Assignor [and participation in outstanding Letters of Credit] and
(B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee including with respect to its L/C Commitment; provided, however, that the Assignor shall not relinquish its rights under Article IV or Sections 11.4 and 11.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Commitment will be
$          [; (ii) the Assignee's aggregate outstanding Loans will be
$               ;] [and (iii) the Assignor's L/C Commitment will be
$              ].

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Commitment will be
$          [; (ii) the Assignor's aggregate outstanding Loans will be
$               ;] [and (iii) the Assignor's L/C Commitment will be
$                   ].

     2.   Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, (i) the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to
$          , representing the Assignee's Percentage Share of the principal amount of all Loans previously made by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date and (ii) the Assignee assumes the Assignee's Percentage Share of the Assignor's participation in the Letters of Credit and each drawing under such Letter of Credit outstanding on the Effective Date.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.8 of the Credit Agreement.

     3.   Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] [and Letters of Credit] of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment [and Loans] [and Letters of Credit] assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.11 or Section 7.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.


          (a)  As between the Assignor and the Assignee, the effective date
for this Assignment and Acceptance shall be                (the "Effective
Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii)  any consent of the Company and the Agent required under
     Section 11.8 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the processing fee referred to in Section 2(b) hereof and in Section 11.8 of the Credit Agreement shall have been paid to the Agent; and

               (v) the Assignor and Assignee shall have complied with the other requirements of Section 11.8 of the Credit Agreement and with the requirements of Sections 10.10 and 11.9 of the Credit Agreement (in each case to the extent applicable).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.


     6. Agent. The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7. Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

     8.   Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Loan Document or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.  The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE
ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND
ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY
SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA/NEW YORK LAW.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [ASSIGNOR]


                                            By:
                                            Title:




                                            [ASSIGNEE]


                                            By:
                                            Title:


                                     1.

                                 SCHEDULE 1
                 to the Assignment and Acceptance Agreement


                     NOTICE OF ASSIGNMENT AND ACCEPTANCE
                     -----------------------------------


Date:


To:  Bank of America National Trust and Savings Association, as Agent

     Storage Technology Corporation

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of April 9, 1997 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Storage Technology Corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and agent for the Banks (in its capacity as agent, the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

     1.   We hereby give you notice of, and request the consent of the
Company and the Agent to, the assignment by                          (the
"Assignor") to                      (the "Assignee") of     % of the right,
title and interest of the Assignor in and to the Credit Agreement (including,
without limitation,     % of the right, title and interest of the Assignor in
and to the Commitment and L/C Commitment of the Assignor [and all outstanding Loans made by the Assignor] [and corresponding portion of Assignor's participation in each outstanding Letter of Credit]) pursuant to that certain
Assignment and Acceptance Agreement, dated as of             (the "Assignment
and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment
the Assignor's Commitment is $            [and its L/C Commitment is
$          ].  [The Assignor has made Loans to the Company in the principal
amount of $           .] [No Loans are outstanding under the Credit
Agreement.]

     2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment (if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:
     (A)  Lending Office(s):

                                        Assignee name:
                                             Address:



                                        Attention:
                                             Telephone:           (    )
                                             Facsimile:           (    )



                                        Assignee name:
                                             Address:



                                        Attention:
                                             Telephone:           (    )
                                             Facsimile:           (    )



     (B)  Notice Address:

                                        Assignee name:
                                             Address:



                                        Attention:
                                             Telephone:           (    )
                                             Facsimile:           (    )



     (C)  Payment Instructions:

                                   Account No.:
                                             At:



                                        Reference:
                                        Attention:


     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                   Very truly yours,


Adjusted Commitment:                [ASSIGNOR]
$                                   By:


                                    Title:
Adjusted L/C Commitment
$              ]


Adjusted Pro Rata Share:

       %


Commitment:                         [ASSIGNEE]
$                                   By:


                                    Title:
L/C Commitment
$              ]


Pro Rata Share:
       %


CONSENTED TO this       day
of                   :


STORAGE TECHNOLOGY CORPORATION
By:
Title:


ACKNOWLEDGED AND CONSENTED TO this
     day of         :


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION,
  as Agent
By:
Title:

                                  EXHIBIT F
                                   --------
                           to the Credit Agreement

                           FORM OF PROMISSORY NOTE



U.S.$                                                                   , 199




            FOR VALUE RECEIVED, the undersigned, Storage Technology Corporation, a Delaware corporation (hereinafter the "Company"), hereby
promises to pay to the order of                                         (the
"Bank") the principal sum of                              United States
dollars (U.S.$          ) or, if less, the aggregate unpaid principal amount
of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 9, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

            The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

            This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The maker hereby expressly waives presentment, demand, protest or further notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

            Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.

            This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.


                                    STORAGE TECHNOLOGY CORPORATION



                                    By:

                                           Name:
                                           Title:



                                                            Schedule A to Note


               BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS
               ------------------------------------------------
                                 (3)             (4)
                  (2)            Maturity         Amount of
                  Amount           Date of           Base           (5)
   (1)            of Base            Base         Rate Loan       Notation
   Date          Rate Loan      Rate Loan           Repaid        Made By
  ---------      ----------     ---------         -----------     --------












                                                            Schedule B to Note



           OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
           --------------------------------------------------------
                  (2)            (3)             (4)
                  Amount           Maturity       Amount of
                  of             Date of           Offshore         (5)
   (1)            Offshore         Offshore       Rate Loan       Notation
   Date           Rate Loan       Rate Loan         Repaid        Made By
-------          ----------       ---------       ----------     ----------

                               PROMISSORY NOTE


U.S.$30,000,000     April 9, 1997


             FOR VALUE RECEIVED, the undersigned, Storage Technology Corporation, a Delaware corporation (hereinafter the "Company"), hereby promises to pay to the order of Bank of America National Trust and Savings Association (the "Bank") the principal sum of thirty million United States dollars (U.S.$30,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 9, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

             The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

             This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The maker hereby expressly waives presentment, demand, protest or further notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

             Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.


             This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                          STORAGE TECHNOLOGY CORPORATION


                                          By:

                                                 Name:
                                                 Title:


                                                           Schedule A to Note


              BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                                            (3)                (4)
                          (2)             Maturity          Amount of
                         Amount           Date of              Base
 (5)
        (1)             of Base             Base            Rate Loan
Notation
        Date            Rate Loan        Rate Loan            Repaid
Made By


                                                           Schedule B to Note



          OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS

                          (2)               (3)                (4)
                         Amount           Maturity          Amount of
                           of             Date of            Offshore
 (5)
        (1)             Offshore          Offshore          Rate Loan
Notation
        Date           Rate Loan         Rate Loan            Repaid
Made By

                               PROMISSORY NOTE


U.S.$18,000,000  April 9, 1997


           FOR VALUE RECEIVED, the undersigned, Storage Technology Corporation, a Delaware corporation (hereinafter the "Company"), hereby promises to pay to the order of The First National Bank of Boston (the "Bank") the principal sum of eighteen million United States dollars (U.S.$18,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 9, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

           The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

           This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The maker hereby expressly waives presentment, demand, protest or further notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

           Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.

           This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                   STORAGE TECHNOLOGY CORPORATION



                                   By:

                                          Name:
                                          Title:


                                                           Schedule A to Note


              BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                                    (3)             (4)
                     (2)          Maturity       Amount of
                    Amount        Date of           Base           (5)
      (1)          of Base          Base         Rate Loan       Notation
      Date         Rate Loan                 Rate Loan            Repaid
    Made By





                                                           Schedule B to Note



          OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS





                     (2)            (3)             (4)
                    Amount        Maturity       Amount of
                      of          Date of         Offshore         (5)
      (1)          Offshore       Offshore       Rate Loan       Notation
      Date        Rate Loan      Rate Loan         Repaid        Made By

                               PROMISSORY NOTE


U.S.$23,000,000  April 9, 1997


           FOR VALUE RECEIVED, the undersigned, Storage Technology Corporation, a Delaware corporation (hereinafter the "Company"), hereby promises to pay to the order of the Royal Bank of Canada (the "Bank") the principal sum of twenty-three million United States dollars (U.S.$23,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 9, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

           The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

           This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The maker hereby expressly waives presentment, demand, protest or further notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

           Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.


           This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                   STORAGE TECHNOLOGY CORPORATION



                                   By:

                                          Name:
                                          Title:


                                                           Schedule A to Note


              BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                                    (3)             (4)
                     (2)          Maturity       Amount of
                    Amount        Date of           Base           (5)
      (1)          of Base          Base         Rate Loan       Notation
      Date         Rate Loan                 Rate Loan            Repaid
    Made By







                                                           Schedule B to Note



          OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS





                     (2)            (3)             (4)
                    Amount        Maturity       Amount of
                      of          Date of         Offshore         (5)
      (1)          Offshore       Offshore       Rate Loan       Notation
      Date        Rate Loan      Rate Loan         Repaid        Made By

                               PROMISSORY NOTE


U.S.$23,000,000  April 9, 1997


           FOR VALUE RECEIVED, the undersigned, Storage Technology Corporation, a Delaware corporation (hereinafter the "Company"), hereby promises to pay to the order of The First National Bank of Chicago (the "Bank") the principal sum of twenty-three million United States dollars (U.S.$23,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 9, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Swingline Bank, Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

           The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

           This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The maker hereby expressly waives presentment, demand, protest or further notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

           Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.


           This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                   STORAGE TECHNOLOGY CORPORATION


                                   By:

                                          Name:
                                          Title:


                                                           Schedule A to Note


              BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                                    (3)             (4)
                     (2)          Maturity       Amount of
                    Amount        Date of           Base           (5)
      (1)          of Base          Base         Rate Loan       Notation
      Date         Rate Loan                 Rate Loan            Repaid

    Made By





                                                           Schedule B to Note



          OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS





                     (2)            (3)             (4)
                    Amount        Maturity       Amount of
                      of          Date of         Offshore         (5)
      (1)          Offshore       Offshore       Rate Loan       Notation
      Date        Rate Loan      Rate Loan         Repaid        Made By